Exhibit 10.17

AMENDED AND RESTATED

FRANCHISE AGREEMENT

Between

and

HYATT FRANCHISING LATIN AMERICA, L.L.C.

August 9, 2013, amended and restated on January 31, 2014

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

i

(continued)

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(continued)

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(continued)

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

FRANCHISE AGREEMENT

(AMENDED AND RESTATED)

THIS AMENDED AND RESTATED FRANCHISE AGREEMENT (this “Agreement”), effective as of                      (the “Execution Date”), and amended and restated on                      (the “Amendment Date”), is entered into by and between:

(1)                      (“Franchisee”), a limited liability company organized and existing under the laws of                      with its registered office and principal place of business located at                     , represented by the undersigned officer, who is duly authorized to act in its name and on its behalf; and

(2) HYATT FRANCHISING LATIN AMERICA, L.L.C. (“Hyatt”), a limited liability company organized and existing under the laws of the State of Delaware (U.S.A.) with its principal place of business located at 71 South Wacker Drive, Chicago, Illinois 60606, U.S.A, represented by the undersigned officer, who is duly authorized to act in its name and on its behalf.

Hyatt and Franchisee are hereinafter collectively referred to as the “Parties” and each individually as a “Party”.

PRELIMINARY STATEMENT

Franchisee is the owner of, or has the right to occupy, certain real property located at                      that is more particularly described in Exhibit A hereto (the “Site”). Hyatt has the right to grant franchises for the establishment and operation of Hyatt All-Inclusive Resorts (defined below) in the Country (defined below). Franchisee is entering into this Agreement to obtain a franchise to use the Hotel System to operate a Hyatt All-Inclusive Resort located at the Site, pursuant to the MDA (defined below). Hyatt and Franchisee entered into a certain Franchise Agreement on the Execution Date (the “Original Franchise Agreement”), and wish to amend the Original franchise Agreement effective as of the Execution Date.

NOW, THEREFORE, in consideration of the covenants, mutual benefits to be derived, and the representations and warranties, conditions and promises herein contained and intending to be legally bound, the Parties hereby agree that the Original Franchise Agreement shall be amended and restated in its entirety, effective from the Execution Date, to read as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions.

In this Agreement, in addition to terms otherwise defined herein, the following words and expressions shall have the following meanings, unless they are inconsistent with the context:

“ADS” shall mean the online travel agencies and other alternative distribution systems that Hyatt may periodically authorize or require for Franchisee’s Hotel and other similarly situated Participating Hotels (subject to Reasonable Deviations).

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Affiliate” shall mean, with respect to a party, any person or entity directly or indirectly owned or controlled by, under common control with, or owning or controlling, such party. For purposes of this definition, “control” shall mean the power to direct or cause the direction of management and policies.

“AOP Term” shall mean the period beginning on the Execution Date and ending three (3) years after the Opening Date.

“Area of Protection” shall mean the geographic area described in Exhibit A.

“Brand Owner” shall mean any entity that (a) is a franchisor, licensor or owner of a Competing Brand (defined below), or manages or otherwise operates hotels exclusively for the franchisor, licensor or owner of a Competing Brand (a “Brand Company”), (b) has an Affiliate that is a Brand Company, or (c) has a direct or indirect owner that is a Brand Company. A “Competing Brand” is a hotel concept or brand for all-inclusive hotels or resorts that has at least twelve (12) hotels operating under that concept’s or brand’s trade name(s) anywhere in the world and that directly competes with any Hyatt All-Inclusive Resorts, as reasonably determined by the parties. To the extent there is a reasonable dispute between the parties as to whether the Competing Brand directly competes with any Hyatt All-Inclusive Resorts, such dispute shall be submitted for resolution pursuant to Article 23.

“Chain Marketing Services Agreement” shall mean the Chain Marketing Services Agreement entered into as of the Execution Date between Franchisee and Hyatt LACSA Services, Inc.

“Confidential Information” shall mean the Hyatt Confidential Information or the Franchisee Proprietary Information, as the context may require.

“Consequential Termination” shall mean a termination of this Agreement if (a) such termination involves a transfer of the Hotel or its assets, or a Controlling Ownership Interest in Franchisee or its Controlling Owner, to a Competitor; (b) there are three (3) or more franchise or license agreements for Hyatt All-Inclusive Resorts or other Hyatt-Affiliated Hotels (including this Agreement) with Franchisee or its Affiliates that Hyatt or its Affiliates terminate because of Franchisee’s (or its Affiliate’s) default or Franchisee (or its Affiliate) terminates in breach of the agreement; or (c) Hyatt or its Affiliate sold or transferred the Hotel to Franchisee or terminated a management arrangement under which Hyatt’s Affiliate operated the Hotel, the parties signed this Agreement as part of that transaction, and Franchisee terminates this Agreement without cause or Hyatt terminates this Agreement due to Franchisee’s breach. For purposes of this definition, a “Competitor” is any entity that owns, franchises and/or manages, or is an affiliate of any

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

entity that owns, franchises and/or manages, a hotel system of at least four (4) hotels with an average daily room rate for all or substantially all of the hotels in the Region during the then most recent full calendar year that is at least sixty percent (60%) of the average daily room rate for Hyatt-Affiliated Hotels operating in the Region.

“Control Transfer” shall mean any transfer (as defined in Section 19.2) of (a) this Agreement (or any interest in this Agreement), (b) the Hotel or all or substantially all of its assets, (c) a Controlling Ownership Interest in Franchisee, whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place), or (d) a Controlling Ownership Interest in any Controlling Owner (if such Owner is a legal entity), whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place).

“Controlling Owner” shall mean an individual or legal entity holding a direct or indirect Controlling Ownership Interest in Franchisee.

“Controlling Ownership Interest” in a legal entity shall mean, whether directly or indirectly, either (a) the record or beneficial ownership of, or right to control, fifty percent (50%) or more of the investment capital, equity, rights to receive profits or losses, or other rights to participate in the results of the entity, or (b) the effective control of the power to direct or cause the direction of that entity’s management and policies, including a general partnership interest (with respect to an entity that is a partnership) and a manager or managing member interest (with respect to an entity that is a limited liability company), or the power to appoint or remove any such party. In the case of (a) or (b), the determination of whether a “Controlling Ownership Interest” exists is made both immediately before and immediately after a proposed transfer.

“Copyrighted Materials” shall mean all copyrightable materials that Hyatt or its Affiliate periodically develops and Hyatt periodically designates for use in connection with the Hotel System, including the Manual, videotapes, CDs/DVDs, marketing materials (including advertising, promotional, and public relations materials), architectural drawings (including the Design Standards and all architectural plans, designs, and layouts such as, without limitation, site, floor, plumbing, lobby, electrical, and landscape plans), building designs, and business and marketing plans, whether or not registered with any copyright office.

“Core Management” shall mean the senior manager-level employees at the Hotel whom Hyatt periodically designates, which may include the general manager, rooms director, director of sales, director of food and beverage, director of catering, and the executive chef for the Hotel.

“CRS” shall mean the central reservations system and related services for the Hotel and the similarly situated Participating Hotels, as Hyatt may periodically modify it.

“Country” shall mean the United Mexican States.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Design Standards” shall mean the standards that Hyatt periodically prescribes detailing certain design criteria to be incorporated into the design and layout of the Hotel, as Hyatt determines them.

“FF&E” shall mean all fixtures; equipment; furnishings; furniture; telephone systems; communications systems; facsimile machines; copiers; signs; the technology system and other property management, revenue management, in-room entertainment, and other computer and technology systems; and other similar items that Hyatt periodically specifies for the Hotel System.

“Food and Beverage Operations” shall mean all food and beverage operations for Hotel guests and patrons consisting of: (a) restaurant, dining, bar, lounge, and retail food and beverage services; (b) banquet, meeting, event, catering (including outside catering), and room services; and (c) all other food, beverage and related services at the Hotel.

“Force Majeure” shall mean performance by a Party hereunder being rendered impossible or impracticable by virtue of any Act of God, acts of government, strikes or lockouts (other than those limited exclusively to the Hotel), acts of a public enemy, acts of terrorism, blockades, wars, insurrections or riots, epidemics, landslides, fires, storms, floods, explosions, or other similar causes that are unforeseeable and beyond the control of such Party.

“Franchisee Proprietary Information” shall mean all information, methods, formats, specifications, standards, systems, procedures, knowledge, proprietary know-how and experience, in tangible or intangible form, developed by or for Franchisee or any of its Affiliates, or acquired by Franchisee or any of its Affiliates, and used in owning, developing or operating all-inclusive resorts that are not Hyatt All-Inclusive Resorts (including those all-inclusive resorts prior to their conversion to Hyatt All-Inclusive Resorts). All Franchisee Proprietary Information shall specifically exclude any Hyatt Confidential Information.

“Fund” shall mean any mutual fund, hedge fund, commodity pool, private equity fund or any other pooled investment or similar vehicle or a managed account that is advised by a person or entity (or its Affiliate) that manages or advises any of the foregoing.

“Fund Owner” shall have the meaning set forth in the definition of Fund Related Entity.

“Fund Related Entity” shall mean any (a) Fund, (b) limited partner, member or equity investor in a Fund or any person or entity holding a direct or indirect beneficial interest therein (any person or entity described in this clause (b), a “Fund Owner”), (c) any investment adviser, investment manager, collateral manager, pool operator, or other person performing a substantially similar role for with respect to such Fund and/or (d) any officer, director, manager, employee, limited partner, member or equity owner of such a person or entity or any person or entity holding a direct or indirect beneficial interest in the foregoing.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“GDS” shall mean the global distribution systems that Hyatt periodically authorizes or requires for the Hotel and the similarly situated Participating Hotels (subject to Reasonable Deviations).

“Gold Passport Agreement” shall mean the “Gold Passport” Agreement entered into as of the Execution Date between Franchisee and Hyatt LACSA Services, Inc.

“Gross Revenue” shall mean all revenues and income of any kind derived, directly or indirectly, from the operation of the Hotel, including all package revenue and non-package revenue, all food and beverage revenues, all spa and fitness center revenues, and all other revenues, including rents and fees payable from commercial leases and concession payments from concessionaires managed by the Hotel. If the Hyatt All-Inclusive Resort receives any proceeds from any business interruption insurance covering its operation, then Gross Revenue will include an amount equal to the imputed gross revenues that the insurer used to calculate those proceeds. Without limiting the generality of the foregoing, it is the Parties’ intention that “Gross Revenue” shall have the same meaning as the Total Revenue for Total Operated Departments in accordance with, and as defined in, the Uniform System of Accounts for the Lodging Industry, Tenth Edition (Educational Institute of the American Hotel and Motel Association, publisher), or a later edition Hyatt approves.

“Ground Lessor” means any person or entity (including any Affiliate of Franchisee) that, directly or through one or more other people or entities, leases or subleases all or any part of the Hotel’s real property or improvements to Franchisee or that otherwise has any fee simple ownership or leasehold interest in the Site or the Hotel.

“Guarantor” shall mean each individual or entity who from time to time guarantees Franchisee’s obligations under this Agreement.

“HAI Resort Brands” shall mean the “HYATT ZILARA” brand and the “HYATT ZIVA” brand.

“Hotel” shall mean the Hyatt All-Inclusive Resort located at the Site that Franchisee will operate pursuant to this Agreement under the Licensed Brand designated by Hyatt in Exhibit A. The Hotel includes all structures, facilities, appurtenances, FF&E, entrances, exits, and parking areas located on the Site or any other real property that Hyatt approves for Hotel expansion, signage, or other facilities.

“Hotel System” shall mean the concept and system associated with the establishment and operation of the Hotel, as Hyatt periodically modifies it. The Hotel System now includes: (a) the Licensed Brand and other Proprietary Marks; (b) all Copyrighted Materials; (c) all Hyatt Confidential Information; (d) the Design Standards; (e) the CRS; (f) the required or authorized GDS and ADS; (g) management, personnel, and operational training programs, materials, and procedures; (h) System Standards described in the Manual or in other written or electronic communications; (i) marketing, advertising, and promotional programs; and (j) Mandatory Services and Non-Mandatory Services.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Hotel System Website” shall mean a Website that Hyatt or one or more members of the Hyatt Group develops, maintains and/or authorizes for the Hotel and all or certain other Hyatt All-Inclusive Resorts (and, at Hyatt’s option, other Hyatt-Affiliated Hotels).

“Hyatt-Affiliated Hotels” shall mean the Hyatt All-Inclusive Resorts and other hotels that from time to time are owned and/or operated by Hyatt, its Affiliates, or its or their franchisees or licensees under the name “Hyatt” or another brand owned by the Hyatt Group, whether with or without another sub-brand name, including Andaz hotels, Hyatt hotels, Hyatt Regency hotels, Grand Hyatt hotels, Park Hyatt hotels, Hyatt Place hotels, and Hyatt House hotels.

“Hyatt Agreements” shall mean this Agreement, the Chain Marketing Services Agreement, the Reservations Agreement, the Gold Passport Agreement, the Trademark License Agreement, and, if applicable, the Technical Services Agreement.

“Hyatt All-Inclusive Resort” shall mean an all-inclusive resort under one of the two HAI Resort Brands and other Proprietary Marks and other aspects of the Hotel System.

“Hyatt Confidential Information” shall mean (a) all information, methods, formats, specifications, standards, systems, procedures, knowledge, proprietary know-how and experience, in tangible or intangible form, developed by or for Hyatt or any of its Affiliates, or acquired by Hyatt or any of its Affiliates, and used in owning, developing, operating, franchising or licensing Hyatt-Affiliated Hotels; and (b) all data and other information regarding the guests of the Hotel, any other Hyatt All-Inclusive Resorts or any other Hyatt-Affiliated Hotel.

“Hyatt Group” shall mean Hyatt and any of its Affiliates who from time to time provide goods or services to Franchisee and/or other Participating Hotels.

“Hyatt Subscription Agreement” shall have the meaning set forth in the Investors Agreement.

“Investors Agreement” shall mean that certain Investors Agreement, dated on or about August 9, 2013, among Playa Hotels & Resorts B.V., Cabana Investors B.V. and the other parties thereto, as amended.

“Lender” shall mean the financial institution, if any, that provided or is providing the financing for Franchisee’s acquisition, development, and/or operation of the Hotel or any other hotel or property owned by a member of the Playa Group, including any person that holds any mortgage, deed of trust, lien, charge, security interest or other similar interest in the Hotel, the Site, or the real property on which the Hotel is located.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Licensed Brand” shall mean one of the two HAI Resort Brands, as designated by Hyatt in Exhibit A. For the avoidance of doubt, the Licensed Brand shall not mean the HAI Resort Brand identified above which is not designated by Hyatt in Exhibit A.

“Losses” shall mean any and all losses, expenses, obligations, diminutions in value, liabilities, damages (actual, consequential, or otherwise), and reasonable defense costs that an indemnified party incurs. For purposes of this definition, defense costs include accountants’, arbitrators’, attorneys’, and expert witness fees, costs of investigation and proof of facts, court costs, travel and living expenses, and other expenses of litigation, arbitration, or alternative dispute resolution, regardless of whether litigation, arbitration, or alternative dispute resolution is commenced.

“Management Arrangement” shall mean any lease, management agreement, or other similar arrangement with any entity for all or a part of the Hotel’s operation.

“Management Company” means any entity (including any Affiliate of Franchisee) that Hyatt approves as the Hotel’s manager pursuant to an approved Management Arrangement.

“Mandatory Services” are certain mandatory System Services that one or members of the Hyatt Group periodically provides to the Hotel.

“Manual” shall mean Hyatt’s confidential manuals, as amended from time to time.

“MDA” shall mean that certain Master Development Agreement between Hyatt and Playa dated August 9, 2013.

“Non-Controlling Owner” shall mean any Owner which is not a Controlling Owner.

“Non-Control Transfer” shall mean any transfer (as defined in Section 19.2) of (a) a non-Controlling Ownership Interest in Franchisee, (b) a non-Controlling Ownership Interest in any Controlling Owner (if such Owner is a legal entity), or (c) a Controlling Ownership Interest or non-Controlling Ownership Interest in any Non-Controlling Owner (if such Owner is a legal entity).

“Non-Mandatory Services” are System Services that are not Mandatory Services.

“Opening Date” shall mean the date upon which Franchisee first opens the Hotel for business under the Licensed Brand.

“Owner” shall mean any person holding a direct or indirect ownership interest (whether of record, beneficially, or otherwise) or voting rights in Franchisee, including any person who has a direct or indirect interest in Franchisee, this Agreement, the franchise, or the Hotel and any person who has any other legal or equitable interest, or the power to vest in himself or herself any legal or equitable interest, in their revenue, profits, rights, or assets or any capital appreciation relating thereto. However, for purposes of this Agreement only, “Owner” does not include Hyatt or its Affiliates.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Participating Hotels” shall mean: (a) with respect to Chain Marketing Services provided under the Chain Marketing Services Agreement, (i) if the Hotel is located in the Dominican Republic, Jamaica or Cuba, the Hyatt All-Inclusive Resorts located in those countries and full-service Hyatt-Affiliated Hotels (currently, Andaz hotels, Hyatt hotels, Hyatt Regency hotels, Grand Hyatt hotels and Park Hyatt hotels) located in the United States, Canada, Bermuda and the islands of the Caribbean, and (ii) if the Hotel is located in Mexico, Costa Rica or Panama, the Hyatt All-Inclusive Resorts located in those countries and full-service Hyatt-Affiliated Hotels (currently, Andaz hotels, Hyatt hotels, Hyatt Regency hotels, Grand Hyatt hotels and Park Hyatt hotels) located in the Region, excluding Bermuda and the islands of the Caribbean; and (b) with respect to other System Services (including the Reservation Services provided under the Reservations Agreement, GP Program provided under the Gold Passport Agreement, and other System Services provided other than Chain Marketing Services), all Playa HAI Resorts and full-service Hyatt-Affiliated Hotels (currently, Andaz hotels, Hyatt hotels, Hyatt Regency hotels, Grand Hyatt hotels and Park Hyatt hotels) located in the Region.

“PIP” shall mean Property Improvement Plan.

“Playa” shall mean Playa Hotels & Resorts, B.V., a private limited liability company incorporated under the laws of the Netherlands.

“Playa Group” shall mean Playa and its direct and indirect majority owned subsidiaries.

“Playa HAI Resort” shall mean each Hyatt All-Inclusive Resort owned, operated or developed pursuant to the MDA, including the Hotel under this Agreement.

“Proceeding” means any claim asserted or inquiry made (whether formally or informally), and any legal action, investigation or other proceeding (including any arbitration proceeding) brought, by any governmental agency or other person or entity.

“Pre-Opening Period” shall mean the period beginning on the date upon which Hyatt approves Franchisee’s offering the Hotel’s rooms to guests and ending on the Opening Date.

“Pre-Opening Sales Office” shall mean a temporary or permanent sales office at the Site or another location approved by Hyatt, to solicit and accept reservations during the Pre-Opening Period for stays after the Opening Date.

“Proprietary Marks” shall mean the designated Licensed Brand and such other trade names, trademarks, service marks, logos, slogans, trade dress, domain names, and other designations of source and origin (including all derivatives of the foregoing) that Hyatt or its Affiliate periodically develops and Hyatt periodically designates for use in connection with the Hotel System.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Providers” shall mean providers of products or services for the Hotel, including the then current CRS operator (if applicable), then current GDS and ADS operators (if applicable), and other third party suppliers to the Hotel, which may include Hyatt and/or its Affiliates.

“Reasonable Business Judgment” shall mean that Hyatt’s action or inaction has a business basis that is intended to benefit the network of Hyatt All-Inclusive Resorts in the Region or the profitability of the network, including Hyatt and its Affiliates, regardless of whether some individual hotels may be unfavorably affected; or to increase the value of the Proprietary Marks; or to increase or enhance overall hotel guest or franchisee or owner satisfaction; or to minimize possible brand inconsistencies or customer confusion.

“Reasonable Deviations” shall mean that, if the market area or unique circumstances of a Hyatt All-Inclusive Resort warrant, then, in Hyatt’s Reasonable Business Judgment, Hyatt may apply an aspect of the Hotel System, System Standard or requirement or other term or condition to the Hotel in a manner which differs from the manner in which that aspect of the Hotel System, requirement or other term or condition applies to one or more other similarly situated Hyatt All-Inclusive Resorts in the Region. In determining which Hyatt All-Inclusive Resorts in the Region are similarly situated with the Hotel, Hyatt may consider, among other factors it determines in its sole judgment, the market in which the Hotel and such other Hyatt All-Inclusive Resorts operate.

“Region” shall mean Latin America and the Caribbean (that is, all of the Americas south of the United States of America).

“Reservations Agreement” shall mean the Reservations Agreement entered into as of the Execution Date between Franchisee and Hyatt LACSA Services, Inc.

“Restricted Brand Company” shall mean Marriott International, Inc., Hilton Worldwide Inc., Starwood Hotels & Resorts Worldwide, Inc., InterContinental Hotels Group, Accor Hotels Worldwide, any of their respective Affiliates, and/or any of their successors in interest.

“Restricted Brands” means any hotel concept or brand for all-inclusive hotels or resorts that is owned by or exclusively licensed to a Restricted Brand Company.

“Restricted Persons” shall mean persons identified from time to time by any governmental or legal authority in the United States of America, the European Union, and the United Nations under applicable laws as a person with whom dealings and transactions by Hyatt and/or its Affiliates are prohibited or restricted, including persons designated on the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) List of Specially Designated Nationals and Other Blocked Persons (including terrorists and narcotics traffickers).

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“System Services” shall mean those services, programs and policies generally made available or required by the Hyatt Group from time to time on a central, regional, or other shared or group basis (whether in whole or in part) to the Franchisee’s Hotel and other similarly situated Participating Hotels. System Services include all of the Mandatory Services and Non-Mandatory Services (each defined below). Hyatt may from time to time add to, delete from, and otherwise modify these System Services, the scope of and manner of providing System Services, and the method of calculating costs for System Services among similarly situated Participating Hotels (subject to the provisions in the other Hyatt Agreements), provided, such new or changed method of calculating costs shall be done on a fair and equitable basis.

“System Services Charges” shall mean the amounts that the Hyatt Group charges the Hotel, and the Hotel must pay, for the Hotel’s share of the System Services Costs attributable to the System Services in which the Hotel participates (or is obligated to participate), as periodically determined by the Hyatt Group, including services provided under the Chain Marketing Services Agreement, the Reservations Agreement, and the Gold Passport Agreement, as calculated and set forth therein. System Services Charges shall be determined on the same basis as such amounts are determined for substantially all other similarly situated Participating Hotels, without mark-up, except as may be required by law or as the Hyatt Group may impose on Non-Mandatory Services that a Participating Hotel elects to acquire. The method of calculation of the System Services Costs among the similarly situated Participating Hotels may change from time to time at the reasonable discretion of the Hyatt Group, provided that such method of calculation shall at all times be determined on a reasonable, fair and non-discriminatory basis.

“System Services Costs” shall mean, with respect to any of the System Services in which the Hotel participates (or is required to participate), all costs actually incurred or properly accrued by any member of Hyatt Group during the period of determination in respect of the provision of such System Services, including (v) any costs or expenses payable to third party vendors or employees of any member of the Hyatt Group (including support personnel) directly engaged in the rendition of such System Services, (w) occupancy costs, (x) costs of equipment leases and capital improvements, (y) administrative expenses attributable to such services, and (z) calculation of related carrying costs.

“System Standards” shall mean standards, specifications, procedures, and rules for operations, marketing, construction, equipment, furnishings, and quality assurance that Hyatt implements and may periodically modify for the Hotel.

“Technical Services Agreement” shall mean the Technical Services Agreement, if any, entered into on or after the Execution Date between an Affiliate of Hyatt and Franchisee.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

“Trademark License Agreement” shall mean the Trademark License Agreement entered into as of the Execution Date between an Affiliate of Hyatt and Franchisee.

“Uniform System” shall mean, at any given time, the most recent edition of the Uniform System of Accounts for the Lodging Industry, by the Hotel Association of New York, Inc. and published by the American Hotel & Lodging Educational Institute.

“US Dollars” and “US $” shall mean United States Dollars, the lawful currency of the United States of America.

1.2 Rules of Interpretation and Construction.

1.2.1 Except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting any one gender include all genders.

1.2.2 The references to articles, sections and exhibits are, unless otherwise stated, to articles, sections and exhibits to this Agreement.

1.2.3 Article and section headings in this Agreement are for ease of reference only and do not affect the construction of any provision of this Agreement.

1.2.4 The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

1.2.5 The terms “hereof”, “herein”, “hereto” and words of similar import refer to this Agreement as a whole and not to any particular article, section, subsection or paragraph of this Agreement.

1.2.6 A reference to any agreement is a reference to that agreement and all exhibits, schedules, appendices and the like incorporated therein, as the same may be amended, modified, supplemented, waived, varied, added to, substituted, replaced, renewed or extended from time to time.

1.2.7 No rule of construction providing that the terms of this Agreement shall be construed to the disadvantage of either Party by virtue of such Party preparing or drafting this Agreement shall be applicable hereto; each Party to this Agreement shall have access to the advice of legal counsel, and the Parties hereby agree that no such rule of construction shall apply to the interpretation of any provision herein contained.

1.2.8 The term “person,” as the context requires, shall mean an individual (and the heirs, executors, administrators, or other legal representatives of an individual), a partnership, a joint venture, a firm, a company, a corporation, a government or any department or agency thereof, a trustee, a trust, an unincorporated organization, or any other legal entity of whatever kind or nature.

1.2.9 The term “terminate,” used in the context of terminating this Agreement, shall be interpreted to mean “terminate, rescind or cancel.”

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

ARTICLE 2

THE SITE, GRANT OF FRANCHISE AND AREA OF PROTECTION

2.1 Grant of Franchise and Guaranty.

Hyatt grants Franchisee, and Franchisee accepts, the non-exclusive right and obligation to use the Hotel System during the Term (defined in Section 4.1) to build or convert and operate the Hotel at the Site under the Proprietary Marks in accordance with this Agreement’s terms. Franchisee must ensure that its parent company (which, for purpose of clarification, shall not include any non-Controlling Owner) whom Hyatt and Franchisee mutually determine (provided that such parent company has sufficient net worth to meet Franchisee’s obligations under this Agreement) signs Hyatt’s required form of Guaranty and Assumption of Obligations (the “Guaranty”); provided, however, that if there is a Control Transfer approved by Hyatt pursuant to Section 19.4 of this Agreement, the Guaranty shall be replaced by a new guaranty executed by such parent company whom Hyatt and Franchisee mutually determine (provided that such parent company has sufficient net worth to meet Franchisee’s obligations under this Agreement).

2.2 Rights and Obligations in Area of Protection During AOP Term and Restricted Brands.

2.2.1 The “Area of Protection” is the geographic area described in Exhibit A.

2.2.2 During the AOP Term, neither Hyatt nor any of its Affiliates will open and operate, or authorize any other party (whether under a license or franchise from Hyatt or its Affiliate or otherwise) to open and operate, (a) any other Hyatt All-Inclusive Resorts the physical premises of which are located within the Area of Protection, or (b) any other all-inclusive resorts under another brand developed or owned, directly or indirectly, by Hyatt or its Affiliates the physical premises of which are located within the Area of Protection.

2.2.3 During the AOP Term, neither Franchisee nor any of its Affiliates will open and operate, or authorize any other party (whether under a license or franchise from Franchisee or its Affiliate or otherwise) to open and operate, any other all-inclusive resort under a Franchisee-Developed Brand (defined below) that directly competes with the Licensed Brand, the physical premises of which are located within the Area of Protection. A “Franchisee-Developed Brand” is a hotel concept or brand developed by Franchisee or its Affiliates, of which Franchisee or any of its Affiliates is the franchisor, licensor or owner, or for which Franchisee or any of its Affiliates is the exclusive manager or other operator; provided, however, a Franchisee-Developed Brand shall specifically exclude any existing hotel concept or brand that was or is acquired by Franchisee or any of its Affiliates.

2.2.4 While the MDA is in effect, Franchisee may, at its sole option, terminate the AOP Term at any time during the AOP Term upon delivery of thirty (30) days’ prior written notice to Hyatt. After the MDA terminates or expires, either Party may, at its sole option, terminate the AOP Term at any time during the AOP Term upon delivery of thirty (30) days’ prior written notice to other Party. Upon delivery of any such notice of termination, the AOP Term, and all of the rights, restrictions and obligations under Sections 2.2.2 and 2.2.3, shall terminate without further action by any Party at the end of such thirty (30)-day period.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

2.2.5 Additionally, during the period beginning on the Execution Date and ending on the first date upon which both (i) there are fewer than three (3) franchise agreements then in effect (including this Agreement) with Franchisee and/or its Affiliates for the operation of Hyatt All-Inclusive Resorts, and (ii) Hyatt’s (and its Affiliates’) aggregate ownership percentage in Playa on a fully-diluted, as-converted basis is less than fifteen percent (15%), neither Franchisee nor any of its Affiliates shall:

(a)	own, invest in, acquire, develop, manage, operate or lease, or become a licensee or franchisee with respect to, any all-inclusive resorts, wherever located, operating under a Restricted Brand; or

(b)	invest in, accept an investment from, lend money to, accept a loan from, or participate in a joint venture or other arrangement with any Restricted Brand Company, except as expressly permitted under Section 19.7.

2.3 No Other Restrictions.

2.3.1 The Parties acknowledge that their rights in the Area of Protection apply only during the AOP Term. Except as set forth in Section 2.2.5 above or in the MDA (if it is then in effect), following the AOP Term, neither Party will have any territorial rights or protection whatsoever, whether within or outside the Area of Protection, and either Party and its Affiliates may open and operate, and authorize any other parties to open and operate, other Hyatt All-Inclusive Resorts or all-inclusive resorts under another brand developed or owned by Hyatt or its Affiliates (with respect to Hyatt and its Affiliates) or other all-inclusive resorts under a Franchisee-Developed Brand or any other brand owned by Franchisee or its Affiliates (with respect to Franchisee and its Affiliates) the physical premises of which are located within the Area of Protection, including pursuant to franchise agreements and other agreements signed during the AOP Term.

2.3.2 Except for the limited exclusivity provided above and except as otherwise provided in the MDA (if it is then in effect), there are no restrictions on the Parties or their Affiliates; Hyatt’s and Franchisee’s rights under this Agreement are nonexclusive in all respects; the Hotel has no territorial protection whatsoever; and the Parties and their Affiliates have the right without any restrictions at all to engage in any and all activities they desire (including with respect to any and all types of lodging facilities), at any time and place, whether or not using the Proprietary Marks or any aspect of the Hotel System (with respect to Hyatt and its Affiliates) or the Franchisee-Developed Brands or related marks (with respect to Franchisee and its Affiliates), whether or not those activities compete with the Hotel, and whether or not that Party or its Affiliates start those activities themselves or purchase, are purchased by, merge with, acquire, are acquired by, or affiliate with businesses that already engage in such activities. The Parties and their Affiliates may engage in all activities not expressly prohibited in this Agreement or the MDA (if it is then in effect). Hyatt and its Affiliates may use or benefit from, among other things, common hardware, software, communications equipment and services, administrative systems, reservation

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

systems, franchise application procedures, central purchasing, approved vendor lists, and personnel, and may provide some or all of those System Services to other Hyatt-Affiliated Hotels and other hotels, lodging facilities and other businesses, even if they compete with the Hotel. Neither Party nor its Affiliates will have any right to pursue any claims, demands, or damages as a result of these activities, whether under breach of contract, unfair competition, implied covenant of good faith and fair dealing, divided loyalty, or other theories, because each Party has expressly allowed the other Party and its Affiliates to engage in all such activities without restriction.

Franchisee acknowledges that Hyatt’s Affiliates currently operate other franchised and non-franchised systems for lodging facilities (including full service and select service hotels, time-share or interval ownership facilities and vacation clubs) that use different brand names, trademarks, and service marks, including those with the “Hyatt” name as part of their brand name (such as, for example and without limitation, “Hyatt Place,” “Hyatt House,” “Hyatt Regency,” “Hyatt” without a sub-brand name, “Grand Hyatt,” “Park Hyatt” and “Andaz”), some of which might operate and have facilities in the Area of Protection during the AOP Term, that may compete directly with Franchisee. Except as expressly described in Section 2.2, none of those activities, even other uses of the “Hyatt” name, will constitute a violation of this Agreement.

2.4 Hyatt All-Inclusive Resorts and the Hotel System Outside the Region.

Franchisee acknowledges that Hyatt and its Affiliates may operate, and authorize others to operate, Hyatt All-Inclusive Resorts outside the Region providing additional, fewer and/or different amenities and services to guests than Hyatt All-Inclusive Resorts in the Region, and that Hyatt may establish and periodically modify the Hotel System and System Standards for Hyatt All-Inclusive Resorts in the Region in a manner that is different from the Hotel System and System Standards that apply to some or all Hyatt All-Inclusive Resorts outside the Region. Franchisee agrees to comply strictly with the Hotel System and System Standards, as Hyatt may periodically develop and modify them for Hyatt All-Inclusive Resorts in the Region.

2.5 New System.

Franchisee acknowledges and agrees that, as of the date upon which the MDA was signed, the Hotel System is newly developed and Hyatt and its Affiliates have no experience in operating or licensing third parties to operate Hyatt All-Inclusive Resorts anywhere in the world. Franchisee has conducted an independent investigation of the business contemplated by this Agreement, and Franchisee recognizes that the business of all-inclusive resorts is highly competitive, with constantly changing market conditions, and that Franchisee has received all information necessary to make an informed decision about the transactions contemplated by this Agreement. Franchisee recognizes that the nature of the Hotel System may change over time, that an investment in the Hotel involves business risks, and that the success of the venture is largely dependent on Franchisee’s own business abilities, efforts and financial resources. Franchisee has not received or relied on any guaranty or assurance, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

represents that it (and/or its Affiliates) is experienced in and has independent knowledge of the nature and specifics of the resort business as well as the development of resorts in the Country. Franchisee represents that in entering into this Agreement it has relied solely on its own knowledge and has not relied on any representations of Hyatt (or any of its Affiliates) other than those expressly set out in this Agreement.

Hyatt and Franchisee acknowledge that, both prior to and after the Execution Date, they (and their respective Affiliates) have worked together and shall continue to work together in good faith to develop the Hotel System and System Standards for the Hyatt All-Inclusive Resorts. However, this collaboration with respect to the Hotel System and System Standards shall not alter any of Hyatt’s (or its Affiliates’) or Franchisee’s rights or obligations under this Agreement or any of the other Hyatt Agreements relating to the ownership or use of the Hotel System or System Standards, nor require Hyatt to adopt any aspect of the Hotel System or System Standards that Hyatt determines (in its sole judgment) does not reflect favorably upon the Proprietary Marks or does not otherwise meet Hyatt’s goals for the Hyatt All-Inclusive Resort network, except as otherwise provided in the MDA.

2.6 Comfort Letter.

Franchisee must cause each Lender, Ground Lessor, owner of fee simple title to the Hotel’s real property and improvements, or other entity with an interest (or any power or right, conditional or otherwise, to acquire an interest) in the Hotel’s real property and improvements (each a “Comfort Letter Party”) to sign a comfort letter or other agreement that Hyatt reasonably specifies under which such Comfort Letter Party agrees to assume Franchisee’s obligations under this Agreement (subject to Hyatt’s rights under Article 19) if the Comfort Letter Party or any of its Affiliates acquires title or otherwise assumes possession, or the right to sell or direct the disposition of, the Hotel’s real property and improvements. Franchisee shall pay Hyatt its then current comfort letter fee for each comfort letter that Hyatt negotiates relating to the Hotel; provided, however, that Hyatt shall waive such comfort letter fee so long as Hyatt (or its Affiliate) remains as a direct or indirect owner of Franchisee.

ARTICLE 3

DEVELOPMENT AND OPENING OF THE HOTEL

Franchisee acknowledges that every detail of the Hotel System is important to Hyatt to develop and maintain the Hotel System’s standards and public image. Franchisee agrees to comply strictly with the Hotel System’s details, as set forth in the Manual or otherwise in writing. Franchisee must bear the entire cost of developing and constructing the Hotel, or converting the Hotel, including professional services, financing, insurance, licensing, contractors, permits, equipment, and furnishings.

3.1 Hotel Development – New Development.

This Section 3.1 applies only if Franchisee is constructing a new Hotel at the Site.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

3.1.1 Franchisee’s managing owner or senior operations officer shall attend at Franchisee’s expense a briefing at Hyatt’s headquarters in Chicago, Illinois, U.S.A. to acquaint Franchisee with Hyatt’s building process and support structure within six (6) months after the Execution Date.

3.1.2 Franchisee must prepare and submit to Hyatt for its approval within four (4) months after the Execution Date preliminary plans for the Hotel, including site layout and outline specifications (the “Preliminary Plans”). The Preliminary Plans must comply with the Design Standards, Hotel System and System Standards.

3.1.3 Franchisee must prepare and submit to Hyatt for its approval within six (6) months after the Execution Date complete working drawings and specifications for the Hotel, with such detail and containing such information that Hyatt requires, covering the Hotel property; all structural, mechanical, electrical, plumbing, heating, ventilating, air conditioning and life safety equipment and systems; major architectural features and systems, including site layout and outline specifications; and all proposed FF&E (the “Detailed Plans”). The Detailed Plans must comply with the Preliminary Plans (and any comments that Hyatt provided to the Preliminary Plans) and the Design Standards, Hotel System and System Standards.

3.1.4 Construction of the Hotel may not begin until Hyatt has approved the Detailed Plans in writing. For purposes of this Agreement, construction of the Hotel is deemed to have begun upon commencement of vertical construction above grade level of improvements to the Site that are not in existence as of the Execution Date. After Hyatt approves the Detailed Plans, Franchisee may not make any material changes to them without Hyatt’s prior written consent, which Hyatt will not unreasonably withhold. If material changes in the Detailed Plans are required during the course of construction, Franchisee must notify Hyatt and seek Hyatt’s consent immediately.

3.1.5 Construction must begin within twelve (12) months after the Execution Date. Franchisee shall notify Hyatt within (5) days after Franchisee commences construction. Construction shall continue uninterrupted (unless interrupted by Force Majeure) until the Hotel is completed.

3.2 Hotel Development – Conversion of an Existing Facility.

This Section 3.2 applies only if Franchisee is not constructing a new Hotel at the Site but instead is converting an existing hotel at the Site to a Hyatt All-Inclusive Resort.

3.2.1 Franchisee’s managing owner or senior operations officer shall attend at Franchisee’s expense a briefing at Hyatt’s headquarters in Chicago, Illinois, U.S.A. to acquaint Franchisee with Hyatt’s building process and support structure within three (3) months after the Execution Date.

3.2.2 Franchisee agrees to renovate the Hotel in strict accordance with, and within the time frames set forth on, the attached PIP (Exhibit B) and in accordance with Franchisee’s renovation plans for the Hotel (the “Renovation Plans”). At Hyatt’s request, Franchisee agrees to submit

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

the proposed Renovation Plans to Hyatt for Hyatt’s approval. The Renovation Plans must comply with the attached PIP, the Design Standards, the Hotel System and System Standards. If Hyatt requires Franchisee to submit the proposed Renovation Plans, renovations may not begin until Hyatt approves the Renovation Plans in writing. After Hyatt approves the Renovation Plans, Franchisee may not make any material changes to them without Hyatt’s prior written consent, which Hyatt will not unreasonably withhold.

3.2.3 If this Agreement anticipates Franchisee’s conversion of an existing franchised or managed facility to a Hyatt All-Inclusive Resort, then before any Proprietary Marks (including signage) are installed or displayed at the Site, and before Franchisee opens a Pre-Opening Sales Office or the Hotel is authorized to open as a Hyatt All-Inclusive Resort, Franchisee must submit evidence reasonably satisfactory to Hyatt of the termination of Franchisee’s previous franchise or management agreement in accordance with applicable legal requirements.

3.3 Pre-Opening Period and Technical Services.

3.3.1 Pre-Opening System Services. During the Pre-Opening Period, Hyatt or one or more members of the Hyatt Group will provide certain chain services and (at Hyatt’s option) other System Services to the Hotel under the Chain Marketing Services Agreement and (if applicable) this Agreement and/or the other Hyatt Agreements. Promptly after the technology system is installed at the Hotel, Franchisee shall, subject to Hyatt’s approval and the other terms and conditions of this Agreement (including Franchisee’s compliance with the Hotel System, System Standards and applicable law), open and begin operating a Pre-Opening Sales Office. The Pre-Opening Sales Office shall be staffed by Franchisee’s Director of Sales.

3.3.2 Technical Services. If Hyatt and Franchisee agree, Franchisee shall sign and deliver, and Hyatt shall cause its Affiliate to sign and deliver, a Technical Services Agreement in the form that Hyatt’s Affiliate then is using with similarly situated Hyatt-Affiliated Hotels covering the terms and conditions (including reasonable fees paid by Franchisee) for certain technical services that such Affiliate will provide to Franchisee during the Hotel’s development.

3.4 Opening the Hotel.

3.4.1 Opening Deadline and Extension. The Hotel must be ready to open for business (a) within forty-two (42) months after the Execution Date if Franchisee is constructing a new Hotel at the Site pursuant to Section 3.1, or (b) within twelve (12) months after the Execution Date (unless otherwise provided in the PIP) if Franchisee is not constructing a new Hotel at the Site but instead is converting an existing hotel at the Site to a Hyatt All-Inclusive Resort pursuant to Section 3.2 (as applicable, the “Opening Deadline”). If Franchisee wants to request an extension of the Opening Deadline, Franchisee must submit a written request and a Ten Thousand US Dollars ($10,000) extension fee to Hyatt before the Opening Deadline; provided, however, that Hyatt shall waive such extension fee so long as Hyatt (or its Affiliate) remains as a direct or indirect owner of Franchisee. If Hyatt approves the extension, Hyatt will set a new Opening Deadline, and the extension fee will be non-refundable. If Hyatt denies the extension, Hyatt will refund the extension fee.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

3.4.2 Conditions for Opening. Franchisee must not open the Hotel for business and begin operating the Hotel under the Proprietary Marks until: (a) Franchisee has properly developed and equipped the Hotel according to this Agreement and in compliance with all applicable laws, rules and regulations; (b) all pre-opening training for the Hotel’s personnel has been completed to Hyatt’s satisfaction; (c) all amounts then due to Hyatt and its Affiliates have been paid; (d) Franchisee has obtained all required certificates of occupancy, licenses and permits to operate the Hotel; (e) Franchisee has given Hyatt copies of all insurance policies required under this Agreement, or such other evidence of insurance coverage and payment of premiums as Hyatt requests; (f) Franchisee has submitted to Hyatt a written certification that the Hotel is in compliance with the approved Detailed Plans or Renovation Plans (as applicable), was constructed in compliance with the PIP (if applicable), Design Standards, Hotel System and System Standards, and is in compliance with all applicable laws, together with other certifications from Franchisee’s architect and/or other professionals pursuant to Section 3.5; and (g) Hyatt has conducted a final pre-opening inspection and given Franchisee its written authorization to open the Hotel. Within ten (10) days after the Hotel is ready to open for business, Franchisee must ask Hyatt to conduct a final inspection, which Hyatt shall promptly conduct. Franchisee agrees to open the Hotel under the Proprietary Marks within ten (10) days after Hyatt’s authorization, which Hyatt will not unreasonably withhold or delay. Hyatt’s determination that Franchisee has met all of Hyatt’s pre-opening requirements will not constitute a representation or warranty, express or implied, that the Hotel complies with any laws or a waiver of Franchisee’s non-compliance, or of Hyatt’s right to demand full compliance, with such pre-opening requirements. Franchisee shall indemnify Hyatt and its Affiliates for all out-of-pocket costs and expenses that they incur directly or indirectly as a result of Franchisee’s failure to open the Hotel on or before the anticipated Opening Date specified by Franchisee or the Opening Deadline, whichever is earlier, including any amounts that Hyatt or its Affiliates pay with respect to customers whose reservations at the Hotel were cancelled due to Franchisee’s failure to open the Hotel by that date.

3.5 Hyatt’s Role as an Advisor.

Hyatt agrees to use reasonable efforts in connection with its review and approval of the Preliminary Plans and Detailed Plans or the Renovation Plans (as applicable) and its approval to open the Hotel, including by making a reasonable number of visits to the Hotel’s site and providing reasonable guidance and advice relating to the Hotel’s development or conversion. Franchisee must pay Hyatt’s then current fees for any additional guidance, services or assistance (beyond what Hyatt typically provides to similarly situated Hyatt All-Inclusive Resorts in the Country, subject to Reasonable Deviations) that Franchisee requests, and Hyatt (at its option) agrees to provide, in connection with the Hotel’s development or conversion. Hyatt’s review and approval of the Preliminary Plans and Detailed Plans or the Renovation Plans (as applicable), providing construction, design, architectural, planning and/or other related services in connection with the Hotel (whether before or after signing this Agreement), and/or approval to open the Hotel are intended only to determine compliance with Hyatt’s pre-opening requirements. Hyatt will have no liability to Franchisee for the Hotel’s construction or renovation. It is Franchisee’s responsibility to make sure that the Hotel complies with Hyatt’s requirements under all

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

applicable laws. Franchisee acknowledges that Hyatt acts only in an advisory capacity and is not responsible for the adequacy or coordination of any plans or specifications, the integrity of any structures, compliance with applicable laws, any building code of any governmental authority, or any insurance requirement or for obtaining necessary permits, all of which shall be Franchisee’s sole responsibility and risk. Franchisee shall give Hyatt a written certificate or opinion from Franchisee’s architect, licensed professional engineer, or recognized expert consultant stating that the Hotel conforms to the Design Standards and the requirements of all applicable laws, regulations, and other requirements. At Hyatt’s request, Franchisee must give Hyatt copies of all other certificates of architects, contractors, engineers, and designers and such other similar verifications and information Hyatt reasonably requests.

ARTICLE 4

TERM AND EXTENSION

4.1 Term.

The term of this Agreement (the “Term”) will commence on the Execution Date and, subject to Section 4.2, expire without notice on the date which is fifteen (15) years after the Opening Date, subject to its earlier termination as set forth in this Agreement.

4.2 Extension Options.

Upon the expiration of the Term, Hyatt shall have two (2) options (each an “Extension Option”) to extend the Term for an additional term of five (5) years each (each an “Extension Term”), or ten (10) years in the aggregate as to both Extension Terms. Hyatt shall be deemed to have automatically exercised each Extension Option unless Hyatt delivers written notice to Franchisee of Hyatt’s decision not to exercise an Extension Option on or before the date which is one hundred eighty (180) days before the Term (or first Extension Term) expires. Hyatt’s exercise of the Extension Option will not waive any of Franchisee’s other obligations under this Agreement, including Section 7.7, which will continue to apply throughout the Extension Term(s). All references in this Agreement to the Term shall include the Extension Term(s) if Hyatt exercises its Extension Option(s). Nothing set forth herein shall obligate Hyatt to exercise any Extension Option.

ARTICLE 5

TRAINING, GUIDANCE AND ASSISTANCE

5.1 Orientation and Training.

5.1.1 Orientation. At least (12) months before the Hotel’s anticipated opening date (or such appropriate time as Hyatt may reasonably determine), the Hotel’s (or the Management Company’s) proposed general manager must attend an orientation program at the location that Hyatt determines. If Franchisee (or the Management Company) replaces the Hotel’s general manager during the Term, his or her replacement attend the orientation program within thirty (30) days (or such longer period that Hyatt periodically designates) after he or she assumes that position. Hyatt does not charge for the first session of this orientation program, but Franchisee must pay Hyatt’s then current fee for any additional programs that the Hotel’s personnel attend.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

5.1.2 Initial Training Programs. Before opening the Hotel for business under the Proprietary Marks, each member of the Hotel’s Core Management team and other Hotel personnel whom Hyatt may reasonably specify must attend and successfully complete Hyatt’s training programs and curriculum for his or her respective position. During the Term, if Franchisee (or the Management Company) replaces any member of its Core Management team or any other individual whom Hyatt required to attend training, his or her replacement attend and successfully complete the applicable training programs that Hyatt reasonably specifies within ninety (90) days (or such other period that Hyatt periodically designates) after assuming his or her position. Hyatt will designate the dates, locations, and duration of all training. Franchisee must pay Hyatt’s then current fee for any programs that the Hotel’s personnel attend.

5.1.3 Supplemental and Optional Training and Meetings. Hyatt may, at such times and places as it deems best, require members of the Hotel’s Core Management team and/or other personnel Hyatt specifies to participate in meetings and other training programs that Hyatt periodically specifies. These individuals must attend any supplemental training within the time period that Hyatt reasonably specifies after Franchisee receives notice from Hyatt that such training is required. Hyatt also may, at its option, offer various optional training programs from time to time during the Term. Supplemental and optional training may be conducted by, and tuition and other fees may be payable to, Hyatt, its Affiliates, or third parties that Hyatt designates.

5.1.4 Training Expenses. Besides the training fees Hyatt charges for the training discussed above, Franchisee is responsible for all costs of transportation, meals, lodging, salaries, and other compensation for Hotel personnel incurred in connection with training. If Hyatt holds any training at the Hotel, Franchisee must provide free lodging for Hyatt’s representatives.

5.2 Pre-Opening Team.

Hyatt will send a pre-opening team consisting of five (5) or six (6) individuals (at Hyatt’s option) to the Hotel to assist with the Hotel’s opening and training Hotel’s staff with aspects of day-to-day operations, including laundry, customer service, food and beverage, and front desk operations. Franchisee must pay all travel and living expenses associated with this pre-opening team. The pre-opening team will arrive at or before the Hotel’s grand opening and stay for the period that Hyatt specifies.

5.3 Manual.

Hyatt will provide Franchisee access to the Manual. Franchisee must comply with the terms of the Manual, as Hyatt periodically modifies it (other than any personnel and security-related policies and procedures, which are for Franchisee’s optional use). Hyatt shall timely notify Franchisee of any material modifications to the Manual. The Manual may include audiotapes, videotapes, compact disks, computer software, other electronic media, and/or written materials. It contains System Standards and information on Franchisee’s other obligations under

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

this Agreement. Hyatt may modify the Manual periodically to reflect changes in System Standards. Franchisee agrees to keep its copy of the Manual current and in a secure location at the Hotel. If there is a dispute over its contents, Hyatt’s master copy of the Manual controls. Franchisee agrees that the Manual’s contents are part of the Confidential Information.

At Hyatt’s option, Hyatt may post some or all of the Manual on a restricted website or extranet to which Franchisee will have access. If Hyatt does so, Franchisee agrees to monitor and access the website or extranet for any updates to the Manual, System Standards, or other aspects of the Hotel System. Any passwords or other digital identifications necessary to access the Manual on a website or extranet will be deemed to be part of Confidential Information. Hyatt may require Franchisee to return a portion or the entire copy of the Manual given to Franchisee in paper or other tangible form after Hyatt posts the Manual on a restricted website or extranet.

5.4 System Services and Hyatt Agreements.

5.4.1 During the Term, Hyatt or one or more members of the Hyatt Group will provide to Franchisee those System Services that Hyatt periodically specifies. Franchisee acknowledges that some Hyatt All-Inclusive Resorts outside the Country may not participate in System Services and pay System Services Costs in the same way that the Hotel will do so, but Hyatt and its Affiliates may (subject to then existing contractual obligations) change that practice at any time.

5.4.2 As part of the Mandatory Services, Hyatt and its Affiliates will provide a complex of services to the Hotel for the account of Franchisee and in consideration of the fees and charges specified in the Hyatt Agreements, the terms of which shall be specified in detail in the following Hyatt Agreements:

(a)	The Reservations Agreement, under which Hyatt’s Affiliate shall cause to be provided outside of the Country computerized telephone reservation services, including maintenance of the computers and related equipment and staffing of Hyatt reservation centers located outside of the Country;

(b)	The Chain Marketing Services Agreement, under which Hyatt’s Affiliate shall cause to be provided outside of the Country chain marketing services, including business leads, convention sales services, business sales services and sales promotion services, and other chain marketing services; and

(c)	The Gold Passport Agreement, under which Hyatt’s Affiliate shall cause to be provided outside of the Country certain customer loyalty program related services for the benefit of the Hotel.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

5.5 General Guidance and Assistance.

During the Term, Hyatt may advise Franchisee from time to time regarding the Hotel’s operation based on Franchisee’s reports or Hyatt’s evaluations and inspections and may guide Franchisee with respect to (a) System Standards, (b) purchasing required and authorized FF&E and other items, (c) advertising and marketing materials and programs, (d) employee training, and (e) administrative, recordkeeping, and accounting procedures. Hyatt may guide Franchisee in the Manual, in bulletins or other written materials, by electronic media; by telephone consultations, and/or at Hyatt’s headquarters or the Hotel. If Franchisee requests, and Hyatt agrees to provide, additional or special guidance, assistance, or training, Franchisee agrees to pay Hyatt’s then applicable charges, including Hyatt’s personnel’s per diem charges and travel and living expenses.

5.6 Other Arrangements and Delegation.

Hyatt may arrange for development, marketing, operations, administration, technical, and support functions, facilities, services, and/or personnel with any other entity. Hyatt and its Affiliates also may use any functions, facilities, programs, services, and/or personnel used in connection with the Hotel System in Hyatt’s and its Affiliates’ other business activities, even if these other business activities compete with the Hotel or the Hotel System. Franchisee agrees that Hyatt has the right to delegate the performance of any portion or all of its obligations under this Agreement to third-party designees, whether these designees are its Affiliates, agents, or independent contractors with whom Hyatt contracts to perform these obligations. If Hyatt does so, the third-party designees will be obligated to perform the delegated functions for Franchisee in compliance with this Agreement.

5.7 Annual Conventions.

Hyatt may, at its option, hold an annual convention for the Hotel and all or certain other Hyatt All-Inclusive Resorts (the “Annual Convention”) at a location within or outside the Country that Hyatt designates. At Hyatt’s option, the Annual Convention may be combined with an annual convention for some or all other Hyatt-Affiliated Hotels. Hyatt may require the Hotel’s general manager and F&B manager (and other key Hotel personnel subject to the Parties’ mutual agreement) to attend the Annual Convention. Franchisee must pay Hyatt’s then current attendance fee for each person from the Hotel who attends the Annual Convention. Franchisee also must pay all expenses that its attendees incur to attend the Annual Convention.

ARTICLE 6

FEES AND PAYMENTS

6.1 Application Fee.

Hyatt and Franchisee acknowledge that, before Hyatt and Franchisee signed this Agreement, Franchisee paid Hyatt an application fee listed on Exhibit A, which is an amount equal to the greater of (a) One Hundred Thousand US Dollars (US$100,000) or (b) Three

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Hundred US Dollars (US$300) multiplied by the number of guest rooms at the Hotel (the “Application Fee”). The Application Fee was fully earned by Hyatt and non-refundable upon Hyatt’s approval of Franchisee’s franchise application before Hyatt and Franchisee signed this Agreement. Hyatt and Franchisee acknowledge that Franchisee shall not owe any initial franchise fee, application fee or PIP fee upon signing this Agreement.

If Hyatt and Franchisee agree to add additional guest rooms to the Hotel during the Term, then Franchisee must pay Hyatt an Application Fee in an amount equal to Three Hundred US Dollars (US$300) multiplied by the number of additional guest rooms. When Franchisee requests Hyatt’s approval of Franchisee’s plans to develop the additional guest rooms, Franchisee must pay Hyatt a non-refundable PIP fee of Ten Thousand US Dollars (US$10,000). Hyatt will apply this PIP fee toward the additional Application Fee if Hyatt approves Franchisee’s plans. If the PIP fee exceeds the additional Application Fee, Hyatt may keep the excess. The remaining portion of the additional Application Fee is due, fully earned by Hyatt, and non-refundable on the date Hyatt approves Franchisee’s plans to develop the additional guest rooms.

6.2 Monthly Fees to Hyatt.

On or before the fifteenth (15th) day of each month or such later day of the month that Hyatt periodically specifies, Franchisee shall pay Hyatt:

(a)	an “Ongoing Franchise Fee” equal to: (i) if this Hotel is one of the first three (3) Initial Conversion Resorts (as defined in the MDA) to open as a Hyatt All-Inclusive Resort: one and 25/100 percent (1.25%) of the Hotel’s Gross Revenue accrued during the preceding month; or (ii) if this Hotel is not one of the first three (3) Initial Conversion Resorts (as defined in the MDA) to open as a Hyatt All-Inclusive Resort: one and 75/100 percent (1.75%) of the Hotel’s Gross Revenue accrued during the preceding month;

(b)	the System Services Charges for the previous month and other amounts owed to Hyatt’s Affiliates under the other Hyatt Agreements, as Hyatt periodically calculates them (subject to the provisions of the other Hyatt Agreements); and

(c)	all fees and other amounts that Hyatt (or its Affiliates) then has paid or has agreed to pay on Franchisee’s behalf to any Providers. If any Provider assesses a single or group fee or other charge that covers all or a group of Hyatt All-Inclusive Resorts or other Hyatt-Affiliated Hotels to which that Provider provides products or services, Franchisee agrees that Hyatt’s calculation of that fee or other charge among the Hotel and other participating hotels is final. The Providers may periodically increase the fees and other charges they impose. At Hyatt’s option, Franchisee must begin paying these fees and other charges directly to the applicable Provider(s).

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

6.3 Payments to Other Parties.

Franchisee agrees to pay on a timely basis, as and when due: (a) applicable commissions to travel agents and third party reservation service charges and otherwise participate in any Hotel System travel agent commission payment program, as Hyatt periodically modifies it; (b) all commissions and fees for reservations Franchisee accepts through any sources (including the Internet), whether processed through Hyatt, the CRS, or any Provider’s reservation system or billed directly to Franchisee; and (c) all fees and assessments due for guest frequency programs or other marketing programs Hyatt initiates that are attributable to the Hotel.

6.4 Reimbursements Payable to Hyatt and its Affiliates.

Hyatt and its Affiliates shall be entitled to reimbursement, at the then current costs, for certain services and benefits provided to the Hotel under the terms of this Agreement. All reimbursable costs described in this Agreement, to the extent incurred in conjunction with costs and expenses incurred on behalf of Hyatt-Affiliated Hotels, shall be calculated in a fair and reasonable manner, as determined by Hyatt in good faith with the intention of fairly calculating such costs to the benefited hotels.

6.5 Currency and Taxes on Payments to Hyatt.

6.5.1 All payments under this Agreement shall be made in United States Dollars. Should any consents, approvals or other authorizations be required under the applicable laws of the Country to render any payment to Hyatt hereunder in United States Dollars, Franchisee shall promptly obtain such consents, approvals or authorizations, at its own expense. However, Hyatt may require Franchisee to pay Hyatt and its Affiliates all amounts under this Agreement in Mexican Pesos or any other currency reasonably available to Franchisee upon thirty (30) days’ notice to Franchisee. If the legal currency for the Country is not United States Dollars (or another currency designated by Hyatt), for all fees, charges or other amounts due to Hyatt under this Agreement that are to be calculated as a percentage of Gross Revenue, these amounts shall be calculated initially in the local currency, and then converted to United States Dollars (or another currency designated by Hyatt) by using the exchange rate that is the arithmetic average of all the daily spot rates of exchange published by Bloomberg (or such other source as Hyatt may designate) for the applicable currency and for the relevant period during which the Gross Revenue is generated.

6.5.2 If any governmental authority with jurisdiction over the Hotel imposes restrictions on the transfer of funds or currency to places outside the Country and such restrictions result in Hyatt or its Affiliates not receiving any one or more payments under this Agreement or the other Hyatt Agreements in full and timely fashion and in such manner as provided for herein and therein, Franchisee shall not be in breach of this Agreement based on its inability lawfully to pay Hyatt or such Affiliate, but Hyatt shall have the following options, exercisable in its sole and absolute discretion any time after the thirtieth (30th) day after the restrictions are imposed: (a) Hyatt may suspend performance of some or all of its obligations pursuant to this Agreement and shall not be in default hereunder as a result; (b) Hyatt may terminate this Agreement upon thirty (30) days’

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

written notice, without penalty or liability to either Party; and (c) Hyatt may direct Franchisee to deposit all payments required under this Agreement into such accounts in the Country as Hyatt may designate and Franchisee, at its sole cost and expense, shall take such other action as Hyatt may reasonably request to cause payment of such accumulated amounts to be remitted in the manner provided for in this Agreement as soon as possible thereafter.

6.5.3 If under the laws of the Country, Franchisee is required to withhold or Hyatt is required to pay any taxes and/or levies assessed by any third party on Hyatt as a recipient, including withholding tax on income of foreign legal entities withheld at source, any similar taxes that can replace or append the existing taxes, and value-added tax or like tax (VAT), then Franchisee shall (a) promptly withhold and remit all such taxes and/or levies to the competent tax authority, and shall promptly deliver to Hyatt original receipts of applicable government authorities showing that all taxes and/or levies were properly withheld in compliance with applicable law (or, if original receipts are not available, photocopies, tax returns and other documentation, as Hyatt may require); and (b) increase the amount of the Ongoing Franchise Fees or other amounts payable to Hyatt hereunder such that Hyatt shall receive, after payment of any such taxes (other than income taxes on Ongoing Franchise Fees), the same amount Hyatt would have been entitled to had such taxes not been applicable. Notwithstanding the foregoing, Hyatt agrees that it shall be responsible for any income taxes imposed upon Hyatt under the laws of the Country in respect of the Ongoing Franchise Fees. In making any tax structuring decisions relating to the Ongoing Franchise Fee or other amounts payable to Hyatt, if those decisions would not reasonably impact a number of other Hyatt-Affiliated Hotels that exceeds the number of Playa HAI Resorts then open and operating, Hyatt agrees to use commercially reasonable efforts (without incurring additional costs) to mitigate the resulting tax consequences to Franchisee.

6.5.4 Hyatt shall use all reasonable efforts to obtain and submit promptly any required certificates or applications enabling Franchisee to pay the Ongoing Franchise Fees and not to withhold or incur any taxes and levies. Franchisee shall reimburse Hyatt for all costs incurred in connection with obtaining such certificates, approvals and applications. Franchisee will cooperate fully with Hyatt in obtaining and submitting any and all such certificates, approvals and applications that may be sought by Hyatt in connection with reduction or exemption from taxes, including taxes withheld at source of payment, under the laws of the Country or in accordance with the provisions of the relevant double taxation treaty.

6.6 Wire Transfer and Electronic Funds Transfer.

Franchisee must pay all amounts due under this Agreement to such bank account designated by Hyatt from time to time via wire transfer. Upon written notice by Hyatt, Franchisee must make all payments for Ongoing Franchise Fees and other amounts due to Hyatt or any member of the Hyatt Group under this Agreement or any Hyatt Agreement or otherwise in connection with the Hotel by electronic funds transfer (“EFT”). Franchisee must sign the documents Hyatt periodically specifies to allow Hyatt and other members of the Hyatt Group to debit the applicable bank account for the Hotel automatically or otherwise process these payments through EFT. Franchisee also must sign any additional or new forms and complete any reasonable procedures Hyatt periodically establishes for EFT. Hyatt periodically may

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

change the procedure for payments and require Franchisee to (a) make its payments to a designated bank account by wire transfer or other means Hyatt specifies and (b) sign any authorizations or other documents required to implement that procedure. Funds must be available in Franchisee’s account to cover Hyatt’s withdrawals. Franchisee may not change its bank, financial institution, or account without first telling Hyatt.

6.7 Application of Payments.

Despite any designation Franchisee makes, Hyatt may apply any of Franchisee’s payments to any of Franchisee’s past due indebtedness to Hyatt or its Affiliates. Hyatt may set off any amounts Franchisee or its Affiliates owe Hyatt or its Affiliates (other than amounts that Franchisee or its Affiliate disputes in good faith) against any amounts that Hyatt or its Affiliates owe Franchisee or its Affiliates. Franchisee may not withhold payment of any amounts Franchisee owes Hyatt or its Affiliates due to Hyatt’s alleged nonperformance of any of its obligations under this Agreement.

6.8 Non-Refundability.

Unless otherwise specified, and except for a payment made in error by Franchisee, all fees that Franchisee paid to Hyatt or its Affiliates before or simultaneously with the execution of this Agreement, or will pay to Hyatt or its Affiliates during the Term, are non-refundable.

ARTICLE 7

OPERATIONS OF THE HOTEL

7.1 System Services, Mandatory Services and Non-Mandatory Services.

7.1.1 Franchisee will participate in all Mandatory Services and related programs, and may (at Franchisee’s option) participate in any or all Non-Mandatory Services and related programs, in the manner that Hyatt periodically specifies. Franchisee currently must acquire all Mandatory Services only from members of the Hyatt Group or other parties whom Hyatt periodically specifies. Franchisee will sign and deliver the other Hyatt Agreements pursuant to which the Hyatt Group may provide certain System Services. Hyatt may, where it deems appropriate in its judgment, limit the scope of those System Services provided to franchised Hyatt All-Inclusive Resorts in the Country, including, by way of example and without limitation, by limiting the access that the Hotel has to certain customer and other proprietary information for Hyatt-Affiliated Hotels other than the Hotel. The Hyatt Group also may provide additional services to other Hyatt-Affiliated Hotels (including other Hyatt All-Inclusive Resorts) and to Hyatt All-Inclusive Resorts that Hyatt and its Affiliates own and/or operate which are not provided to the Hotel.

7.1.2 The Hotel will be charged for its share of System Services Costs attributable to the System Services in which the Hotel participates or is obligated to participate, including services provided under the other Hyatt Agreements as set forth therein. The Hotel’s System Services Charges will be determined on the same basis as such amounts are determined for the similarly situated Participating Hotels for the applicable System Service.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

7.2 Management of the Hotel.

Unless Hyatt approves in writing (including pursuant to Section 7.2.1 below), Franchisee must at all times retain and exercise direct management control over all aspects of the Hotel’s business. Either Franchisee, one of its Affiliates, or the approved Management Company must be the employer of the Hotel’s Core Management and other personnel, except that Franchisee or the approved Management Company may engage a third party subcontractor to employ personnel performing ancillary services for the Hotel (such as, for example, parking, security and housekeeping).

7.2.1 Management Agreements. Franchisee may not enter into a Management Arrangement without Hyatt’s prior written consent, which Hyatt will not unreasonably withhold if the Management Company meets Hyatt’s minimum qualifications, attends and satisfactorily completes required training programs, agrees to sign the documents Hyatt requires to protect the Proprietary Marks, Copyrighted Materials, and Confidential Information, and agrees to perform its management responsibilities and otherwise operate the Hotel in compliance with this Agreement. Nevertheless, Hyatt may refuse to approve a Management Company which is a Brand Owner. If Hyatt approves a Management Arrangement as of the Effective Date, the Management Company’s name is listed in Exhibit A. Even after Hyatt approves a Management Arrangement, if the Management Company at any time becomes a Brand Owner, or otherwise fails to meet Hyatt’s minimum qualifications (including after a change of control of the Management Company) or to comply with this Agreement, then, without limiting Hyatt’s other rights and remedies under this Agreement and applicable law, Hyatt may revoke its approval of a Management Arrangement, and Franchisee must then promptly terminate the Management Arrangement and engage another Management Company under a Management Arrangement that Hyatt has approved in writing.

7.2.2 General Manager Qualification, Approval and Removal. Franchisee, its Affiliate or the Management Company (as applicable) is solely responsible for hiring the Core Management and other Hotel personnel and determining the terms and conditions of their employment, subject to Franchisee’s right to engage a third party subcontractor to employ personnel performing ancillary services for the Hotel. Before any general manager for the Hotel is engaged, Franchisee must submit to Hyatt the identity and qualifications of the proposed candidate, including resume, work history, experience, references, background verifications and other information that Hyatt reasonably requests. Hyatt shall have the right to conduct an in-person interview of the proposed general manager and Franchisee shall reimburse Hyatt for all related travel and other expenses. Franchisee or the Management Company (as applicable) shall not engage any general manager for the Hotel unless he or she has been approved by Hyatt, which approval Hyatt will not unreasonably withhold, provided that Hyatt may not reject more than three (3) candidates that Franchisee proposes for the position of general manager (i.e. cannot reject more than three (3) candidates for each particular general manager position), who satisfy Hyatt’s reasonable minimum qualifications for background and experience. If Hyatt does not

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

notify Franchise of its approval or disapproval of a general manager candidate within ten (10) business days after receiving all information that Hyatt reasonably requests and Hyatt’s conducting an in-person interview of the candidate (if Hyatt chooses to do so), then the candidate is deemed approved. Even after Hyatt approves a general manager for the Hotel, Hyatt may, at its option and without limiting its other rights and remedies, revoke that approval if that general manager fails to ensure that the Hotel satisfies Hyatt’s quality assurance requirements or other operational standards. If Hyatt revokes its approval of the Hotel’s general manager, then Franchisee or the Management Company (as applicable) must hire a replacement general manager that Hyatt approves in accordance with this Section 7.2.2 within sixty (60) days after receiving Hyatt’s notice.

7.2.3 Core Management Staffing. Franchisee or the Management Company (as applicable) must properly train all Core Management and ensure that the Core Management team is in place at the Hotel at all times, as Franchisee is responsible for management of the Hotel’s business. Franchisee must ensure that each member of the Hotel’s Core Management spends at least forty (40) hours per week fulfilling his or her management and operational responsibilities, either at the Hotel or other all-inclusive resorts that Franchisee or its Affiliates operate. However, Franchisee agrees that the Hotel’s general manager, director of sales and marketing, director of food and beverage, director of catering and executive chef shall not devote any business time or attention to any other lodging facility other than the Hotel and other Playa HAI Resorts.

7.3 System Standards.

Subject to Section 11.1 and Article 13, Franchisee must operate the Hotel twenty-four (24) hours a day, every day, and use the Hotel premises solely for the business franchised under this Agreement. Franchisee must at all times ensure that the Hotel is operated in compliance with the Hotel System, the Manual (other than any personnel and security-related policies and procedures contained in the Manual, which are for Franchisee’s optional use), and all other mandatory System Standards and other policies and procedures Hyatt periodically communicates to Franchisee, as Hyatt may periodically modify them. System Standards may regulate, among other things:

(a)	Franchisee’s obligation to maintain the Hotel in first class condition and in a clean, safe, and orderly manner, including periodic cleaning, repainting and redecorating of the Hotel and repair and replacement of FF&E;

(b)	the provision of efficient, courteous, competent, prompt, and high-quality service to the public;

(c)	quality standards and the types of services, concessions, operating supplies, amenities and other items that Franchisee may use, promote, or offer at the Hotel;

(d)	Franchisee’s use of the Proprietary Marks and display, style, location, and type of signage;

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(e)	directory and reservation service listings of the Hotel and methods for using required and authorized GDS and ADS;

(f)	creating a favorable response to the name “Hyatt” and the names of any brand extensions, other Proprietary Marks and brand-specific programs bearing the “Hyatt” name;

(g)	honoring all credit cards and other payment mechanisms that Hyatt periodically designates and entering into all necessary credit card and other agreements with the issuers of those cards and other applicable parties (which may, at Hyatt’s option, be a member of the Hyatt Group);

(h)	complimentary and reduced-rate room policies applicable to all similarly situated Hyatt All-Inclusive Resorts in the Country (subject to Reasonable Deviations);

(i)	mystery shopper programs, guest relations programs, and guest complaints and resolution programs, including reimbursing dissatisfied guests for their costs of staying at the Hotel and participating in other guest satisfaction programs in the manner Hyatt periodically specifies;

(j)	delivering to Hyatt or otherwise providing Hyatt access to the names of Hotel customers and guests and Franchisee’s sales and customer database (provided that Hyatt shall not have access to customer and guest information for resorts other than Playa HAI Resorts; and further provided that Hyatt’s access to such database shall be limited to such access as is reasonably necessary in the ordinary course to connect the Hotel’s system to the Hyatt network);

(k)	record retention policies and programs;

(l)	the Quality Assurance Program (defined in Section 7.8.2), including deficiency action policies, and other measures concerning the Hotel’s compliance with the Hotel System, the Manual and System Standards; and

(m)	participation in and compliance with the terms of all of Hyatt’s marketing, reservation service, rate and room inventory management, advertising, cooperative advertising, guest frequency, social responsibility, discount or promotional, customer award, Internet, computer, training, privacy, data security, and operating programs, including a property management system that interfaces with the CRS or any other central reservation system Hyatt periodically adopts. Hyatt may periodically establish and/or coordinate these programs with third parties Hyatt designates. These third parties might (but need not) be Hyatt’s Affiliates. Franchisee must sign and comply with any license, participation and other agreements Hyatt periodically specifies relating to these programs.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Despite Hyatt’s right to establish and periodically to modify System Standards for the Hotel and modify the Hotel System as Hyatt deems best, Franchisee retains the right to control, and responsibility for, the Hotel’s day-to-day management and operation and implementing and maintaining System Standards at the Hotel. Because complete and detailed uniformity under many varying conditions might not be possible or practical, Franchisee acknowledges that Hyatt specifically reserves the right and privilege, as Hyatt deems best, to vary the Hotel System and System Standards for any Hyatt All-Inclusive Resort based upon the peculiarities of any condition or factors that Hyatt considers important to that hotel’s successful operation. Hyatt will consider in good faith any request from Franchisee to grant Franchisee a similar variation or accommodation, but Hyatt has no obligation to grant any request that Hyatt determines (in its sole judgment) does not reflect favorably upon the Proprietary Marks or does not otherwise meet Hyatt’s goals for the Hyatt All-Inclusive Resort network.

Hyatt’s mandatory System Standards do not include any personnel or security-related policies or procedures that Hyatt (at its option) makes available to Franchisee in the Manual or otherwise for Franchisee’s optional use. Franchisee will determine to what extent, if any, these optional policies and procedures should apply to the Hotel’s operations. Franchisee acknowledges that Hyatt does not dictate or control labor or employment matters for franchisees and their employees and will not be responsible for the safety and security of Hotel employees or patrons.

7.4 Uses and Sources of FF&E and Other Products and Services.

Franchisee must purchase or lease, install, and maintain at the Hotel all FF&E and other items that Hyatt periodically specifies for the Hotel System. Franchisee may not install at the Hotel, without Hyatt’s prior written consent, any FF&E or other items Hyatt has not previously approved. Franchisee may use at the Hotel only FF&E, supplies, and other goods and services that conform to the System Standards.

Hyatt may require Franchisee to acquire a particular model or brand of FF&E, supplies, and other goods and services that are available from only one manufacturer or supplier. Hyatt also may require Franchisee to acquire certain FF&E, supplies, and other goods and services only from Hyatt or its Affiliates or one or more sources that Hyatt periodically designates or approves. If Franchisee wishes to obtain any FF&E, supplies, or other goods and services for which Hyatt has established standards or specifications from a source that Hyatt has not previously approved as meeting the System Standards, Franchisee must send Hyatt a written request with any information and samples Hyatt considers necessary to determine whether the item and source meet Hyatt’s then current criteria. Upon Hyatt’s request, Franchisee must reimburse Hyatt’s costs in reviewing Franchisee’s request and evaluating the item and/or source. If Franchisee complies with Hyatt’s processes and procedures regarding approval of alternate or additional manufacturers or suppliers, Hyatt will respond to Franchisee’s request within a reasonable time period. Franchisee may not purchase any FF&E, supplies or other goods or services for the Hotel unless the purchase is from a source Hyatt designates or approves or, for those goods or services that Hyatt does not require Franchisee to acquire only from designated or approved sources, unless Hyatt has approved in writing that the good or service Franchisee

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

proposed meets Hyatt’s standards and specifications. Hyatt may modify the System Standards in this area as Hyatt deems best. Hyatt reserves the right, at its option, to revoke its approval of certain sources or items if they fail to continue to meet the System Standards. Hyatt may refuse any of Franchisee’s requests if Hyatt already has designated a particular source for, or model or brand of, FF&E, supplies or other goods or services that Hyatt (in its sole judgment) determines to be critical to the Hotel System and Hyatt does not desire to expand the list of approved sources, models, or brands. Hyatt may make this decision as it deems best. Hyatt and its Affiliates have the right to receive rebates, commissions, payments, benefits and other material consideration from suppliers on account of their actual or prospective dealings with Franchisee and other franchisees and owners of Hyatt All-Inclusive Resorts, but subject to the other Hyatt Agreements, neither Hyatt nor its Affiliates will receive rebates from suppliers based solely on the volume of Franchisee’s purchases from those suppliers unless Hyatt either forwards those rebates to Franchisee, uses them to cover System Services Costs, or otherwise uses those rebates for the benefit of the Hotel System or the Hyatt All-Inclusive Resort network. Hyatt also agrees that Franchisee may continue to utilize the “Real Club” system as it exists on the date hereof, subject to any modifications to such system as Hyatt reasonably approves.

7.5 CRS, GDS, ADS and Guest Room Rates.

7.5.1 Franchisee must participate in, connect with, and use the CRS, GDS and ADS in the manner Hyatt periodically designates for offering, booking, modifying, and communicating guest room reservations for the Hotel. Franchisee may only utilize the GDS and ADS that Hyatt periodically authorizes. Franchisee must honor and give first priority on available rooms to all confirmed reservations that the CRS, GDS or ADS refers to the Hotel. The CRS and approved GDS and ADS are the only reservation systems or services that the Hotel may use for reservations. Hyatt and Franchisee also agree to discuss in good faith the use of travel clubs or vacation clubs, but Hyatt shall make the final decision of whether to allow the use of any travel clubs or vacation clubs.

7.5.2 Franchisee will establish the Hotel’s room rates and submit them to Hyatt promptly upon Hyatt’s request. Franchisee is solely responsible for notifying the reservation center of any changes in the Hotel’s room rates. Franchisee must monitor and ensure that the Hotel’s current room rates are properly reflected in the CRS, and must notify Hyatt promptly about any discrepancies between the Hotel’s actual room rates and the room rates listed in the CRS. Franchisee may not charge any guest a rate for any reservation higher than the rate that the reservations center specifies to the guest at the time he or she makes the reservation. Except for special event periods, Franchisee may not charge any rate exceeding the rate Franchisee submits in writing for sale by the CRS. Franchisee must comply with Hyatt’s “best price guarantee” and related policies, as Hyatt periodically modifies them.

7.6 Food and Beverage Operations.

Franchisee must operate all Food and Beverage Operations in full compliance with all applicable laws, rules and regulations and all applicable System Standards. If Franchisee wishes to subcontract the management of the Food and Beverage Operations to a third party (except in

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

connection with a Management Arrangement applicable to all Hotel operations), Franchisee must obtain Hyatt’s prior written approval, and must provide Hyatt with all information and documents that Hyatt may reasonably require in reviewing such request for approval. However, Franchisee may lease space at the Hotel to one or more restaurant operators if (a) Hyatt (in its sole judgment) approves of the operator, the restaurant and the terms of the lease or other arrangement between Franchisee and the operator; (b) the operator complies with all applicable System Standards; and (c) the restaurant does not use the Proprietary Marks in any manner (unless Hyatt or its Affiliate authorizes such use in writing).

7.7 Upgrading the Hotel and CapEx Fund.

7.7.1 Franchisee may not make any material changes to the Hotel’s existing or planned construction, including any change in the number of guest rooms at the Hotel, without Hyatt’s prior written consent and complying with such conditions and procedures that Hyatt periodically establishes for such changes. Franchisee must prepare and deliver to Hyatt each year, at least sixty (60) days before Franchisee’s fiscal year end, an annual capital expenditure plan and budget for the next fiscal year containing such information as Hyatt periodically specifies.

7.7.2 Without limiting Hyatt’s rights and Franchisee’s obligations under Section 7.3, Hyatt may require Franchisee at any time and from time to time during the Term to upgrade or renovate the Hotel, including by altering the Hotel’s appearance and/or replacing a material portion of improvements and/or FF&E, to comply with then current building décor, appearance, and trade dress standards, and other aspects of the Hotel System that Hyatt has established and requires for new similarly situated Hyatt All-Inclusive Resorts in the Region (subject to Reasonable Deviations), and this upgrading or renovation may obligate Franchisee to invest additional capital in the Hotel and/or incur higher operating costs. Franchisee agrees to implement such upgrading and renovation, within the time period Hyatt requests, regardless of their cost or the point during the Term when Hyatt requires Franchisee to do so, as if they were part of this Agreement as of the Execution Date, provided that all such upgrades and renovations apply uniformly to all similarly situated Hyatt All-Inclusive Resorts in the Region (subject to Reasonable Deviations).

However, and without limiting Hyatt’s rights and Franchisee’s obligations under Section 7.3, during the Remodel Grace Period (defined below), Hyatt will not require Franchisee to upgrade or renovate the Hotel pursuant to this Section 7.7 to modify or replace any elements that were specifically upgraded, renovated or otherwise incorporated into the PIP as part of the conversion of the Hotel pursuant to Section 3.2 (if applicable), except for upgrades and renovations that are reasonably necessary (a) to address any issue regarding life, safety or security, (b) to comply with a Technology System Upgrade (defined below) to the extent any such Technology System Upgrade is required to be implemented in a uniform manner at all or substantially all other similarly situated Hyatt All-Inclusive Resorts in the Region (subject to Reasonable Deviations), or (c) to repair or replace improvements or FF&E that are broken or have become unserviceable, including any asset that has reached the end of its useful life, as reasonably determined by Hyatt. The “Remodel Grace Period” shall mean the period beginning on the Execution Date and ending on the fifth (5th) anniversary of the Opening Date.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

A “Technology System Upgrade” is any upgrade or renovation that either involves an aspect of the Hotel’s technology system which impacts the Hotel System or the brand image of Hyatt All-Inclusive Resorts or involves the Hotel’s computing environment, including upgrades to the Hotel’s computer systems, property management system, point of sale system, phone system, business center, keylock system, in-room entertainment/sound and related systems, or similar technologies.

7.7.3 In order to assist Franchisee in having funds available to make any necessary capital expenditures at the Hotel and comply with its obligations under this Section 7.7 (but without limiting those obligations), Franchisee shall deposit into a separate account that Franchisee controls an amount equal to three percent (3%) of the Hotel’s Gross Revenue each calendar month during the First Period, four percent (4%) of the Hotel’s Gross Revenue each calendar month during the Second Period, and five percent (5%) of the Hotel’s Gross Revenue for the calendar month beginning immediately after the end of the Second Period and for each calendar month thereafter until the end of the Term. The “First Period” means the calendar twenty-four (24)-month period beginning on the first (1st) day of the calendar month during which the Opening Date occurs. “Second Period” means the calendar thirty-six (36)-month period beginning on the second (2nd) anniversary of the first (1st) day of the calendar month during which the Opening Date occurs. Upon Hyatt’s reasonable request, Franchisee will provide Hyatt information concerning the funds in that account. Franchisee shall use such funds only for the purpose of making approved capital expenditures and complying with its upgrade and other obligations under this Section 7.7, although such obligations may require Franchisee to spend more than the amount then in that account. To the extent that Franchisee is required to set aside amounts for furniture, fixture or equipment reserves or capital expenditure purposes under the Management Arrangement or by a Lender, such amounts shall be included for the satisfaction of reserve requirements under this Section 7.7.3.

7.8 Inspections/Compliance Assistance and Quality Assurance Program.

7.8.1 Hyatt may inspect the Hotel at any time, with or without notice to Franchisee, to determine whether Franchisee and the Hotel are complying with the Hotel System, System Standards, and other terms and conditions of this Agreement. Franchisee must permit Hyatt’s representatives to inspect or audit the Hotel at any time and give them free lodging (subject to availability) during the inspection period.

7.8.2 The Hotel must participate in the quality assurance, compliance and guest satisfaction programs for the purpose of ensuring the consistent application of System Standards, which Hyatt develops and periodically modifies (collectively, the “Quality Assurance Program”). Franchisee must pay its share of all fees and other costs associated with the Quality Assurance Program. As part of the Quality Assurance Program, Hyatt and/or its representatives and designees may evaluate whether the Hotel is complying with the Hotel System and System Standards. If Hyatt determines that the Hotel is not complying with the Hotel System, System Standards, or any other terms and conditions of this Agreement and instructs Franchisee to correct those deficiencies, then, without limiting Hyatt’s other rights or remedies under this Agreement, any other agreement or applicable law, Franchisee must: (a) reimburse Hyatt for its

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

costs related to that non-compliance, including fees, travel and living expenses and other costs for administering any necessary actions, follow-up inspections, audits or re-evaluation visits until the deficiencies have been fully corrected, and (b) ensure that applicable Hotel personnel attend meetings and additional training programs that Hyatt specifies, at Franchisee’s sole expense, relating to that non-compliance.

7.9 Compliance With Laws.

Franchisee must strictly comply with all laws, rules, regulations and other legal and governmental requirements concerning the Hotel’s development and operation, including by (a) complying with all relevant tax and other laws, rules and regulations of the Country (including the timely filing of all tax returns and the payment of all taxes); (b) obtaining and maintaining all licenses and permits necessary to operate the Hotel, including the Food and Beverage Operations; and (c) obtaining and maintaining all licenses required to sell alcoholic beverages at the Hotel. Franchisee must notify Hyatt promptly in writing if Franchisee reasonably believes that any provisions of the Manual, the Hotel System, or the System Standards violates any applicable law in the Country. Hyatt and Franchisee shall then negotiate in good faith to determine any necessary changes to any such provisions.

7.10 No Diverting Business.

Franchisee must refer guests and customers, wherever reasonably possible (based on the guest’s or customer’s preferences), only to Hyatt All-Inclusive Resorts or other Hyatt-Affiliated Hotels, not use the Hotel or the Hotel System to promote a competing business or other lodging facility, and not divert business from the Hotel to a competing business.

7.11 Data Privacy and Data Security.

7.11.1 Franchisee agrees to fully comply with all policies and procedures regarding the collection, storage, use, processing and transfer of personal data (i.e., any information which identifies or is capable of identifying an individual) that Hyatt may promulgate from time to time. Additionally, Franchisee agrees to execute any agreements or other documents, and to take any actions, that Hyatt may require Franchisee and all similarly situated franchisees (subject to Reasonable Deviations) to execute or take from time to time in furtherance of the implementation of Hyatt’s data privacy or data security compliance program.

7.11.2 Without limiting the generality of the foregoing, if Franchisee receives, accesses, transmits, stores or processes any Cardholder Data (defined below), then Franchisee agrees to maintain the confidentiality and security of that Cardholder Data at all times, both during the Term and after this Agreement’s termination or expiration. For purposes of this Agreement, “Cardholder Data” shall mean any data that relates to either (a) a payment card authorized by or bearing the logo of a member of the Payment Card Industry (“PCI”) Security Standards Council (the “PCI SSC”) or any similar organization that Hyatt periodically specifies, or alternative technology or non-cash transaction method relating to payment that Hyatt periodically specifies, or (b) a person to whom such a payment card or alternative technology as described in (a) has been issued.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

7.11.3 Franchisee further covenants that it will, at all times during the Term, in accessing, transmitting, storing or processing Cardholder Data, or in providing technology that accesses, transmits, stores or processes Cardholder Data, comply with (and ensure that all technology provided by or on behalf of Franchisee complies with) the standards and measures required under the then current Payment Data Security Guidelines. For purposes of this Agreement, “Payment Data Security Guidelines” shall mean the then current version of the PCI Data Security Standards (“PCI DSS”) or any successor standards and measures that Hyatt periodically specifies for payment cards, alternative technologies or non-cash transaction methods relating to payment, including all associated audit and certification requirements, and any other applicable standards, measures, or requirements that may be periodically promulgated by the PCI SSC or similar organization that Hyatt periodically specifies, by any member thereof, or by any entity that functions as an acquirer, issuer, processor, card association, payment network or similar actor (each, individually an “Acquirer”) with respect to a payment card or alternative technology. In addition, if Franchisee uses or provides (a) any payment applications that store, process or transmit Cardholder Data as part of authorization or settlement, or (b) any personal identification number (“PIN”) entry terminals used for payment card transactions or alternative technology relating to payment transactions that Hyatt periodically specifies, then Franchisee must ensure that such payment applications, PIN entry terminals, or alternative technologies (as the case may be) comply with applicable security standards and requirements, including the then current PIN Entry Device Security Requirements and Payment Application Data Security Standards. Hyatt has the right (but no obligation), at its sole option at any time and from time to time during the Term, to audit Franchisee’s compliance with this Section 7.11 and to require Franchisee (at Franchisee’s expense) to enroll or maintain enrollment in a third party audit and/or validation program that Hyatt monitors. Hyatt further reserves the right, at its sole option at any time and from time to time during the Term, to disclose the results of such audits and/or validation programs to any Acquirer that provides services to Franchisee. Without limiting any of its other obligations under this Agreement, Franchisee represents and warrants that all software, hardware and other materials used by Franchisee, or provided or made available to Hyatt by or on behalf of Franchisee, comply, and do not prevent Hyatt from complying, with all applicable Payment Data Security Guidelines and other data privacy or data security compliance programs that Hyatt identifies, and Franchisee agrees that during the Term it will continue to comply, and will not prevent Hyatt from complying, with these requirements.

ARTICLE 8

ADVERTISING AND MARKETING

8.1 Pre-Opening Marketing.

Franchisee must conduct a pre-opening marketing program for the Hotel according to Hyatt’s requirements. At least one hundred twenty (120) days before the Hotel’s grand opening, Franchisee must prepare and submit to Hyatt for its approval a written pre-opening marketing program that satisfies Hyatt’s requirements and contemplates spending at least an amount equal

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

to One Hundred U.S. Dollars (US$100) multiplied by the number of guest rooms at the Hotel. Franchisee must change the program as Hyatt specifies and implement the approved program.

8.2 Participation in Advertising and Marketing.

Franchisee acknowledges that promoting Hyatt All-Inclusive Resorts as a chain is an important part of the Hotel System. Franchisee must participate in and use, in the manner that Hyatt specifies, all advertising, marketing and promotional activities, materials and programs that Hyatt periodically requires for the Hotel.

8.3 Approval of Marketing Programs.

8.3.1 Subject to Hyatt’s requirements and at Franchisee’s expense, Franchisee may conduct local and regional marketing, advertising and promotional programs. Franchisee shall pay Hyatt the reasonable fees that Hyatt periodically establishes for optional marketing, advertising and promotional materials Franchisee orders from Hyatt for these programs. Franchisee must conduct these programs in a dignified manner.

8.3.2 Before using them, Franchisee must submit to Hyatt for its prior approval all advertising, marketing, promotional, and public relations plans, programs, and materials that Franchisee desires to use or in which Franchisee desires to participate, including any materials and uses of the Proprietary Marks in digital, electronic, computerized, or other form (whether on a Travel Services Website or Franchisee Organization Website (each as defined in Section 8.4) or otherwise). If Franchisee does not receive written approval or disapproval within fifteen (15) business days after Hyatt receives the materials, Franchisee shall notify Hyatt in writing of its failure to respond, and if Franchisee does not receive written approval or disapproval within five (5) days after delivering such notice, then the materials are deemed to be approved. Franchisee may not use any advertising, marketing, promotional, or public relations materials or engage in any programs that Hyatt has not approved or has disapproved and must discontinue using any previously-approved materials and engaging in any previously-approved programs within the timeframe Hyatt specifies after Franchisee receives written notice from Hyatt.

8.4 Websites.

Franchisee may not develop, maintain or authorize any website (other than a Hotel System Website) that either has the word “hyatt,” any HAI Resort Brand or any similar word as part of its domain name or URL or that accepts reservations for the Hotel (other than through an approved link to a Hotel System Website). Franchisee may, with Hyatt’s approval and subject to the conditions in Section 8.3 and this Section 8.4, authorize any Travel Services Website or Franchisee Organization Website to list and promote the Hotel together with other hotels. A “Travel Services Website” is a website operated by a third party (which is not an Affiliate of Franchisee) that promotes and sells travel-related products and services for a number of hotel brands, including other Hyatt-Affiliated Hotels. A “Franchisee Organization Website” is a website that mentions the Hotel and other hotels in which Franchisee and its Affiliates have an interest as part of Franchisee’s and its Affiliates’ portfolio of properties and that has a primary

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

purpose of promoting the entire portfolio (rather than only promoting the Hotel). Franchisee shall submit to Hyatt for its approval all proposed uses of the Proprietary Marks, references to the Hotel, links to a Hotel System Website, and other information concerning a Travel Services Website or Franchisee Organization Website as Hyatt periodically requests. Hyatt will not unreasonably withhold its approval of Franchisee’s use of a Travel Services Website or Franchisee Organization Website. Hyatt may implement and periodically modify, and Franchisee must comply with, System Standards relating to any Travel Services Websites, Franchisee Organization Websites and other electronic uses of the Proprietary Marks and may withdraw its approval of any website that no longer meets Hyatt’s minimum standards.

ARTICLE 9

BOOKS AND RECORDS

Franchisee shall be responsible for maintaining the books of account and other records reflecting the results of the operations of the Hotel (the “Hotel Accounting Books”) in accordance with the processes and procedures that Hyatt periodically specifies to ensure accurate and efficient reporting of financial data and results to Hyatt. Hyatt reserves the right to access Franchisee’s computer system independently to obtain information from the Hotel’s property management system, customer and guest data, and otherwise to the extent required to ensure the efficient functioning of the Hotel System; provided that Hyatt’s access to Franchisee’s computer system shall be limited to such access as is reasonably necessary in the ordinary course to connect the Hotel’s system to the Hyatt network. Franchisee must send Hyatt upon its reasonable request, in the form and format that Hyatt periodically specifies, any information relating directly or indirectly to the Hotel that Hyatt does not access independently from Franchisee’s computer system.

ARTICLE 10

REPORTS AND AUDITS

10.1 Financial Reports.

At Hyatt’s request, Franchisee must prepare and deliver to Hyatt daily, monthly, quarterly, and annual operating statements, profit and loss statements, balance sheets, and other reports relating to the Hotel that Hyatt periodically requires, prepared in the form, by the methods, and within the timeframes that Hyatt specifies in the Manual. The reports must contain all information Hyatt requires. Without limiting the generality of the foregoing, on or before the day of each month that Hyatt reasonably specifies from time to time, Franchisee agrees to prepare and send Hyatt a statement for the previous month, certified by Franchisee’s chief financial or principal accounting officer, listing Gross Revenue, other Hotel revenues, room occupancy rates, reservation data, the amounts currently due under Article 6, and other information that Hyatt deems useful in connection with the Hotel System. The statement will be in the form and contain the detail Hyatt reasonably requests from time to time and may be used by Hyatt for all reasonable purposes.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Within ninety (90) days after the end of Franchisee’s fiscal year, or on such later date upon which the particular financial statements are required to be finalized under the Other Agreements (if applicable), Franchisee must send Hyatt one or more of the following as Hyatt may request, certified by Franchisee’s chief financial or principal accounting officer to be true and correct: (a) complete financial statements relating to the Hotel for that fiscal year (including a balance sheet, statement of operations and statement of cash flow) prepared in accordance with generally accepted accounting principles consistently applied; (b) Franchisee’s income tax returns for the Hotel for that year; and (c) statements reflecting all Gross Revenue and all sources and amounts of other Hotel revenue generated during the year. Hyatt may require Franchisee to have audited financial statements prepared annually during the Term.

10.2 Lender Information.

Franchisee must send Hyatt current contact information for each Lender and Ground Lessor upon Hyatt’s request or any change in the Lender’s or Ground Lessor’s information. Upon Hyatt’s request, Franchisee must provide Hyatt copies of all ground leases, subleases and other arrangements with any Ground Lessor. Franchisee must promptly send Hyatt a copy of any notice of default, notice of termination, or other exercise of any default rights or remedies that Franchisee receives from any Lender or Ground Lessor, together with all other information that Hyatt reasonably requests relating to any such defaults or termination. Franchisee agrees that Hyatt may, at its option and without breaching any rights of or obligations to Franchisee, have discussions and share information with any Lender or Ground Lessor concerning the Hotel or Franchisee.

10.3 Notice of Other Actions or Events.

Franchisee must notify Hyatt in writing within ten (10) days after Franchisee receives information or documentation about any lawsuit, action, or proceeding, or the issuance of any injunction, award, or decree of any court, quasi-judicial body, or governmental agency, that might adversely affect the Hotel, Franchisee’s ability to perform its obligations under this Agreement, or its financial condition.

10.4 Audit.

Hyatt may at any time during Franchisee’s regular business hours, and without prior notice to Franchisee, examine Franchisee’s and the Hotel’s business, bookkeeping, and accounting records, tax records and returns, and other records. Franchisee agrees to cooperate fully with Hyatt’s representatives and independent accountants in any examination. If any examination discloses an understatement of the Hotel’s Gross Revenue, Franchisee agrees to pay Hyatt, within fifteen (15) days after receiving the examination report, the Ongoing Franchise Fees and other fees due on the amount of the understatement, together with the late fee, and interest on the understated amounts from the date originally due until the date of payment. Furthermore, if an examination is necessary due to Franchisee’s failure to furnish reports, supporting records, or other information as required, or to furnish these items on a timely basis, or if Hyatt’s examination reveals an Ongoing Franchise Fee underpayment to Hyatt of three

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

percent (3%) or more of the total amount owed during any six (6)-month period, or that Franchisee willfully understated the Hotel’s Gross Revenue, Franchisee agrees to reimburse Hyatt for the costs of the examination, including the charges of attorneys and independent accountants and the travel expenses, room and board, and compensation of Hyatt’s employees. These remedies are in addition to Hyatt’s other remedies and rights under this Agreement and applicable law.

ARTICLE 11

DAMAGE/DESTRUCTION OF HOTEL

11.1 Damage to or Destruction of the Hotel.

11.1.1 If the Hotel is damaged by fire or other casualty, Franchisee must notify Hyatt immediately. If the cost to repair the damage is less than or equal to the Damage Threshold (defined below), or if the cost to repair the damage exceeds the Damage Threshold but Franchisee notifies Hyatt within a reasonable time after the casualty that it intends to repair the damage and operate the Hotel as a Hyatt All-Inclusive Resort, then Franchisee must repair the damage promptly according to the System Standards and this Agreement’s other terms and conditions. The “Damage Threshold” means the greater of (a) thirty percent (30%) of the market value of the Hotel immediately prior to the time of fire or other casualty, or (b) the amount of insurance proceeds made available to Franchisee in connection with the fire or casualty. If the damage or repair requires Franchisee to close all or any portion of the Hotel, then Franchisee must commence reconstruction as soon as practicable (but in any event within twenty-four (24) months) after closing the Hotel and reopen for continuous business operations as a Hyatt All-Inclusive Resort as soon as practicable (but in any event within thirty-six (36) months) after commencing reconstruction, but not without complying with this Agreement’s other terms and conditions (including the applicable provisions of Article 3).

11.1.2 If the cost to repair the damage from a fire or other casualty exceeds the Damage Threshold and Franchisee either fails to notify Hyatt within a reasonable time after the casualty that it intends to repair the damage and operate the Hotel as a Hyatt All-Inclusive Resort, or notifies Hyatt that Franchisee elects not to repair the damage and operate the Hotel as a Hyatt All-Inclusive Resort, then Hyatt may terminate this Agreement and Franchisee must pay Hyatt liquidated damages pursuant to Section 15.5. However, if a hotel is not reopened at the Site (either as a Hyatt All-Inclusive Resort or under any other brand) during the forty-two (42)-month period after closing the Hotel, then the amount of liquidated damages payable pursuant to Section 15.5 shall not exceed the amount of any insurance proceeds that Franchisee receives that are attributable to the Ongoing Franchise Fees and Licensing Fees (as defined in the Trademark License Agreement), provided that (a) Franchisee has complied with Article 12 with respect to obtaining insurance, and (b) in any settlement relating to insurance proceeds the amounts attributable to the Ongoing Franchise Fees and Licensing Fees are treated equitably when compared to other amounts that Franchisee recovers. Franchisee must provide Hyatt such documentation as Hyatt may reasonably request to calculate the Damage Threshold and the insurance proceeds Franchisee receives in connection with any fire or other casualty.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

11.2 Business Interruption; Use and Occupancy Insurance.

If the Hotel will continue to operate as a Hyatt All-Inclusive Resort after the fire or other casualty, then the Term will be extended for the period of time during which the Hotel is closed due to fire or other casualty. Franchisee need not make any payments of Ongoing Franchise Fees or System Services Charges while the Hotel is closed by reason of condemnation (as provided for in Article 13) or casualty (as provided for in Section 11.1) unless Franchisee receives insurance proceeds compensating Franchisee for lost Gross Revenue during such period.

ARTICLE 12

INSURANCE

At Franchisee’s expense, Franchisee must procure and at all times during the Term maintain such insurance as may be required by the terms of any lease or mortgage on the premises where the Hotel is located, and in any event no less than the following:

(1)	the following property insurance:

(a)	Property insurance (or builder’s risk insurance during any period of construction) on the Hotel building(s) and contents against loss or damage by fire, lightning, windstorm, and all other risks covered by the usual all-risk policy form, all in an amount not less than ninety percent (90%) of the full replacement cost thereof and a waiver of co-insurance. Such policy shall also include coverage for landscape improvements and law and ordinance coverage in reasonable amounts.

(b)	Boiler and machinery insurance against loss or damage caused by machinery breakdown or explosion of boilers or pressure vessels to the extent applicable to the Hotel.

(c)	Business interruption insurance covering loss of profits and necessary continuing expenses, including Ongoing Franchise Fees and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement and the other Hyatt Agreements, for interruptions caused by any occurrence covered by the insurance referred to in subsections (a) and (b) above and providing coverage for the actual loss sustained.

(d)	Flood insurance in a reasonable amount for a hotel of this type in the Hotel’s geographic area, to include business interruption for lost profits, continuing expenses, and Ongoing Franchise Fees and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement and the other Hyatt Agreements.

(e)	If the Hotel is located in an earthquake zone, earthquake insurance in a reasonable amount for a hotel of this type in the geographic area, to include business interruption for lost profits, continuing expenses, and Ongoing Franchise Fees and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement and the other Hyatt Agreements.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(f)	If the Hotel is located in a named windstorm zone as determined by Franchisee’s insurance underwriters, named windstorm insurance in a reasonable amount for a hotel of this type in the geographic area, to include business interruption for loss of profits and continuing expenses, including Ongoing Franchise Fees and other amounts due to Hyatt and its Affiliates under or in connection with this Agreement and the other Hyatt Agreements.

(g)	If the Hotel is located in a terrorism zone as determined by Franchisee’s insurance underwriters, certified and non-certified terrorism insurance for the property, as long as it is not more than two (2) times Franchisee’s “all-risk” property premium.

(2) Registration of all employees with the Mexican Social Security Institute to receive coverage for employees’ illnesses or accidents relating to the workplace.

(3) Commercial General Liability Insurance for any claims or losses arising or resulting from or pertaining to the Hotel or its operation, protecting Franchisee and Hyatt (and its Affiliates), with combined single limits of Two Million US Dollars (US$2,000,000) per each occurrence for bodily injury and property damage. If the general liability coverages contain a general aggregate limit, such limit shall be not less than Two Million US Dollars (US$2,000,000), and it shall apply in total to the Hotel only by specific endorsement. Such insurance shall be on an occurrence policy form and include premises and operations, independent contractors, blanket contractual, products and completed operations, advertising injury, employees as additional insureds, broad form property damage, personal injury to include false arrest and molestation, incidental medical malpractice, severability of interests, innkeeper’s and safe deposit box liability, and explosion, collapse and underground coverage during any construction.

(4) Liquor Liability for combined single limits of bodily injury and property damage of not less than Two Million US Dollars (US$2,000,000) each occurrence.

(5) Business Auto Liability, including owned, non-owned and hired vehicles for combined single limits of bodily injury and property damage of not less than Two Million US Dollars (US$2,000,000) each occurrence.

(6) Umbrella Excess Liability on a following form basis, primary and excess, per occurrence and in the aggregate, in amounts not less than: (i) Fifteen Million US Dollars (US$15,000,000), if the Hotel has less than twelve (12) stories; and (ii) Twenty-five Million US Dollars (US$25,000,000), if the Hotel has twelve (12) stories or more. Hyatt may require Franchisee to increase the amount of coverage if, in Hyatt’s judgment, such an increase is warranted.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(7) Comprehensive crime insurance to include employee dishonesty coverage, loss inside the premises, loss outside the premises, money orders and counterfeit paper currency, depositor’s forgery coverage and computer fraud.

(8) Such other insurance as may be customarily carried by other hotel operators on hotels similar to the Hotel.

The liability policies referenced in Sections (3) through (6) above in this Article shall be endorsed to include certified and non-certified terrorism insurance in an amount not less than the limit(s) of each applicable policy.

Hyatt may periodically increase the amounts of coverage required under these insurance policies and/or require different or additional insurance coverage at any time to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other relevant changes in circumstances. All insurance must by endorsement specifically name Hyatt and any Affiliates that Hyatt periodically designates (and Hyatt’s and those Hyatt-designated Affiliates’ employees and agents) as additional insureds. Any deductibles or self-insured retentions that Franchisee maintains (excluding deductibles for high hazard risks in high hazard geological zones, such as earthquake, flood and named windstorm, which shall be as required by the insurance carrier) shall not exceed Twenty-five Thousand US Dollars (US$25,000), or such higher amount as Hyatt (at its option) may approve in writing in advance. Franchisee must purchase each policy from an insurance company reasonably acceptable to Hyatt and licensed, authorized or registered to do business in the jurisdiction where the Hotel is located. However, this licensing requirement shall not apply to those insurers providing Umbrella Excess Liability above Two Million US Dollars (US$2,000,000) under Subsection (6) above.

All required insurance must be specifically endorsed to provide that the coverages will be primary to any valid and collectible insurance available to any additional insureds and shall have a waiver of subrogation in favor of Hyatt. All policies must provide that they may not be canceled, non-renewed, or materially changed without at least thirty (30) days’ prior written notice to Hyatt. Franchisee may satisfy its insurance obligations under blanket insurance policies that cover Franchisee’s and its Affiliates’ other properties so long as such blanket insurance fulfills the requirements in this Agreement.

Franchisee must deliver to Hyatt a certificate of insurance (or certified copy of such insurance policy if Hyatt requests) evidencing the coverages required above and setting forth the amount of any deductibles. Franchisee must deliver to Hyatt renewal certificates of insurance (or certified copies of such insurance policy if Hyatt requests) not less than ten (10) days prior to their respective inception dates. Franchisee’s obligation to maintain insurance shall not relieve Franchisee of its obligations under Section 20.3.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

ARTICLE 13

CONDEMNATION

13.1 Entire Taking.

If the whole of the Hotel shall be taken or condemned in any eminent domain, taking, condemnation, compulsory acquisition, forced assignment, sale or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such portion thereof shall be taken or condemned so as to make it imprudent or unreasonable, in Hyatt’s reasonable opinion, to use the remaining portion as a Hyatt All-Inclusive Resort, then this Agreement, the other Hyatt Agreements and the Term shall terminate as of the date of such taking or condemnation. If this Agreement is terminated pursuant to this Section 13.1 and if Franchisee and its Owners sign Hyatt’s then current form of termination agreement and a release, in a form satisfactory to Hyatt, of any and all claims (other than unknown claims) against Hyatt and its owners, Affiliates, officers, directors, employees and agents, then Franchisee shall not be required to pay liquidated damages pursuant to Section 15.5 at the time of termination. However, such termination agreement shall provide that if Franchisee or any of its Affiliates begins construction on a new all-inclusive resort at any location within the Area of Protection at any time during the twenty-four (24) month period following the effective date of termination of this Agreement (subject to the MDA if it is then in effect), then Franchisee or its Owners must, at their sole option, either (a) offer to sign the form of franchise agreement contemplated by the MDA (regardless of whether the MDA is then in effect) to brand such new resort as a Hyatt All-Inclusive Resort, provided that Hyatt has no obligation to accept such offer; or (b) pay Hyatt liquidated damages equal to Five Thousand US Dollars ($5,000) multiplied by the number of guest rooms in that new all-inclusive resort. If Franchisee and its Owners fail to sign such termination agreement and release within a reasonable time after Hyatt delivers them to Franchisee, then Franchisee must pay Hyatt liquidated damages pursuant to Section 15.5 at the time of termination, in addition to complying with its other post-termination obligations under this Agreement.

13.2 Partial Taking.

If only a part of the Hotel shall be taken or condemned and the taking or condemnation of such part does not make it unreasonable or imprudent, in Hyatt’s reasonable opinion, to operate the remainder as a Hyatt All-Inclusive Resort, then this Agreement, the other Hyatt Agreements and the Term shall not terminate, but so much of any award made to Franchisee shall be made available as shall be reasonably necessary to make alterations or modifications to the Hotel, or any part thereof, so as to make it a satisfactory architectural unit as a Hyatt All-Inclusive Resort.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

ARTICLE 14

DEFAULT AND TERMINATION

14.1 Termination by Hyatt After Opportunity to Cure.

Hyatt has the right to terminate this Agreement, effective on the date stated in Hyatt’s written notice (or the earliest date permitted by applicable law), without the need to obtain the authorization of any third party or any arbitral, judicial or administrative resolution and without liability to Franchisee, if:

(a)	Franchisee fails to pay Hyatt or any of its Affiliates any fees or other amounts due under this Agreement or any other agreement between Franchisee and Hyatt or any of its Affiliates, including any other Hyatt Agreement, and does not cure that default within ten (10) days after delivery of Hyatt’s written notice of default to Franchisee;

(b)	Franchisee fails to pay when due any financial obligation to a Provider and does not cure that default within thirty (30) days after delivery of Hyatt’s written notice of default to Franchisee;

(c)	Franchisee fails to begin or continue the construction or renovation of the Hotel in accordance with the timeline set forth in Article 3, or fails to open the Hotel on or before the Opening Deadline (as extended pursuant to Section 3.4, if applicable), and does not cure that default within thirty (30) days after delivery of Hyatt’s written notice of default to Franchisee;

(d)	Franchisee fails to comply with any other provision of this Agreement, the Manual, any aspect of the Hotel System or any System Standard and does not cure that default within thirty (30) days after delivery of Hyatt’s written notice of default to Franchisee;

(e)	Franchisee fails to comply with any other Hyatt Agreement or any other agreement with Hyatt or its Affiliates relating to the Hotel and does not cure that default within thirty (30) days (or such shorter time period that the other agreement specifies for curing that default) after delivery of Hyatt’s written notice of default to Franchisee;

(f)	Franchisee fails to send Hyatt a copy of the instrument reflecting Franchisee’s full ownership rights (duly registered subject to the laws of the Country), an executed lease for at least the Term, or other evidence satisfactory to Hyatt of Franchisee’s right to control the Hotel’s premises before Franchisee begins construction or any material renovation of the Hotel or within ten (10) days after Hyatt’s request for such information or materials;

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(g)	Franchisee does not buy, maintain, or send Hyatt evidence of required insurance coverage and does not cure that default within ten (10) days after delivery of Hyatt’s written notice of default to Franchisee; or

(h)	Franchisee fails to pay when due any income, service, sales, value added, or other taxes due on the Hotel’s operation and does not cure that default within thirty (30) days after delivery of Hyatt’s written notice of default to Franchisee, unless Franchisee is in good faith contesting its liability for those taxes or has received an extension from the applicable government agency of the time within which to make such payments.

14.2 Termination by Hyatt Without Opportunity to Cure.

Hyatt may terminate this Agreement immediately, without giving Franchisee an opportunity to cure the default, effective upon delivery of written notice to Franchisee (or such later date as required by law), without the need to obtain the authorization of any third party or any arbitral, judicial or administrative resolution and without liability to Franchisee, if:

(a)	Franchisee or any Guarantor admits its inability to pay its debts as they become due or makes a general assignment for the benefit of creditors; suffers an action to dissolve or liquidate Franchisee or any Guarantor; commences or consents to any case, proceeding, or action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; suffers an appointment of a receiver, trustee, custodian, or other official for any portion of its property or the Hotel; takes any corporate or other action to authorize any of the actions set forth above in this Section 14.2(a); has any case, proceeding, or other action commenced against it as debtor seeking an order for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other official for it or any portion of its property or the Hotel, and such case, proceeding, or other action results in an order for relief against it that is not fully stayed within seven (7) business days after being entered or remains un-dismissed for forty-five (45) days; or fails, within sixty (60) days after the entry of a final judgment against it in any amount exceeding Five Hundred Thousand US Dollars (US$500,000), to discharge, vacate, or reverse the judgment, to stay its execution, or, if appealed, to discharge the judgment within thirty (30) days after a final adverse decision in the appeal;

(b)	Franchisee ceases constructing and/or operating the Hotel at the Site under the Proprietary Marks, or loses possession or the right to possess all or a significant part of the Hotel, for any reason except as otherwise provided in this Agreement;

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Hyatt/Playa — FA (THE Royal Cancun)

(c)	Franchisee or any of its Affiliates contests in any court or other Proceeding all or any portion of Hyatt’s or its Affiliate’s ownership of the Hotel System or the validity of any Proprietary Mark, Copyrighted Materials, or Confidential Information or registers or attempts to register any Proprietary Mark or a derivative thereof;

(d)	Subject to Section 19.9, Franchisee (or any of its Owners) makes a transfer in violation of Article 19;

(e)	Franchisee fails to identify the Hotel to the public as a Hyatt All-Inclusive Resort or discontinues operating the Hotel as a Hyatt All-Inclusive Resort, and it is not unreasonable for Hyatt under the facts and circumstances to conclude that Franchisee does not intend to continue to operate the Hotel under the Proprietary Marks;

(f)	Franchisee or any of its Owners or Guarantors is, or is discovered to have been, convicted of a felony, or enters or is discovered to have entered a plea of no contest to a felony, or is an accused party in any criminal investigation related to any felony considered as organized crime, or commits any other action or any other offense, in each such event which is likely in Hyatt’s reasonable opinion to reflect materially adversely upon Hyatt, the Hotel System, or the Proprietary Marks, including any violation of laws or regulations relating to Hotel employees;

(g)	Franchisee knowingly maintains false books and records of account or knowingly submits false or misleading reports or information to Hyatt or its Affiliate, including any information Franchisee provides or fails to provide on its franchise application;

(h)	Subject to Section 19.9, Franchisee (or any of its Owners) knowingly makes any unauthorized use or disclosure of any part of the Manual or any other Confidential Information;

(i)	Hyatt determines that a serious threat or danger to public health or safety results from the construction, maintenance, or operation of the Hotel, such that an immediate shutdown of the Hotel or construction site is necessary to avoid a substantial liability or loss of goodwill to the Hotel System;

(j)	any one of the Hyatt Agreements (excluding the Gold Passport Agreement) is terminated or expires (without renewal), regardless of the reason;

(k)	Franchisee violates any law or regulation and does not begin to cure the violation immediately after receiving notice from Hyatt or any other party and to complete the cure as soon as is reasonably practicable or within the timeframe allowed by law, whichever is shorter;

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(l)	Franchisee (1) fails on three (3) or more separate occasions within any twelve (12) consecutive month period to comply with this Agreement, whether the failures relate to the same or different obligations under this Agreement and whether or not Franchisee corrects the failures after Hyatt’s delivery of notice to Franchisee; or (2) fails on two (2) or more separate occasions within any six (6) consecutive month period to comply with the same obligation under this Agreement, whether or not Franchisee corrects the failures after Hyatt’s delivery of notice to Franchisee;

(m)	Subject to Section 19.9, Franchisee or any of its Owners (other than Owners of publicly-traded ownership interests in Franchisee or its Controlling Owner) or Affiliates is or becomes a Restricted Person; or

(n)	Subject to Section 19.9, Franchisee or any of its Owners, or any of its or their Affiliates, is or becomes a Brand Owner

14.3 Suspension of Rights and Services.

Franchisee acknowledges that, upon Franchisee’s failure to remedy any default specified in any written notice issued to Franchisee under Section 14.1 (following any cure period specified for such default in Section 14.1) or Section 14.2, Hyatt has the right, until Franchisee remedies such default to Hyatt’s satisfaction, to (a) suspend Franchisee’s right to use, and Franchisee’s access to, the CRS and/or other System Services; (b) remove the Hotel from Hyatt’s advertising publications and programs; (c) suspend or terminate any temporary or other fee reductions to which Hyatt or its Affiliates might have agreed in this Agreement, any of the other Hyatt Agreements or any amendment(s) to this Agreement or any of the other Hyatt Agreements; and/or (d) refuse to provide any operational support that this Agreement otherwise requires. If Hyatt suspends Franchisee from the CRS, Hyatt has the right to divert reservations previously made for the Hotel to other Hyatt All-Inclusive Resorts or Hyatt-Affiliated Hotels. Hyatt will exercise its right to suspend Franchisee’s rights only after Franchisee’s cure period (if any) under the written notice of default has expired. If Hyatt exercises its right to suspend Franchisee’s access to the CRS or other System Services, such suspension will last no more than four (4) months, after which time Hyatt shall either reinstate Franchisee’s access or terminate this Agreement. Hyatt’s exercise of this right will not constitute an actual or constructive termination of this Agreement nor be Hyatt’s sole and exclusive remedy for Franchisee’s default. If Hyatt exercises its right not to terminate this Agreement but to implement any remedies in this Section 14.3, Hyatt may at any time after the appropriate cure period under the written notice has lapsed (if any) terminate this Agreement without giving Franchisee any additional corrective or cure period. During any suspension period, Franchisee must continue to pay all fees and other amounts due under, and otherwise comply with, this Agreement, all other Hyatt Agreements and all related agreements. Hyatt’s election to suspend Franchisee’s rights as provided above will not be a waiver by Hyatt or any of its Affiliates of any breach of this Agreement or any other Hyatt Agreement. If Hyatt rescinds any suspension of Franchisee’s rights, Franchisee will not be entitled to any compensation, including repayment, reimbursement, refunds, or offsets, for any fees, charges, expenses, or losses Franchisee might have incurred due to Hyatt’s exercise of any suspension right provided above.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

14.4 Special Termination.

Hyatt has the right to terminate this Agreement, effective on the date stated in Hyatt’s written notice (or the earliest date permitted by applicable law), without the need to obtain the authorization of any third party or any arbitral, judicial or administrative resolution and without liability to Franchisee, if, by the date of Hyatt’s termination notice:

(a)	the franchise agreements for three (3) or more Playa HAI Resorts have been terminated (for whatever reason), if there have been a total of six (6) or fewer Playa HAI Resorts (including those terminated Playa HAI Resorts and the Hotel) opened after the signing of the MDA; or

(b)	the franchise agreements for fifty percent (50%) or more of the Playa HAI Resorts (rounded up to the nearest whole number) have been terminated (for whatever reason), if there have been a total of seven (7) or more Playa HAI Resorts (including those terminated Playa HAI Resorts and the Hotel) opened after the signing of the MDA.

14.5 General Provisions Concerning Default and Termination.

In any arbitration or other proceeding in which the validity of the termination of this Agreement or Hyatt’s refusal to enter into a successor franchise agreement is contested, Hyatt and Franchisee may cite and rely upon all of the other’s (and any Guarantor’s) defaults or violations of this Agreement, not only the defaults or violations referenced in any written notice. No notice of termination or refusal to enter into a successor franchise agreement will relieve either Hyatt or Franchisee of its obligations that survive termination of this Agreement, including Franchisee’s de-identification, indemnification, and liquidated damages payment obligations. Franchisee agrees that Hyatt has the right and authority (but not the obligation) to notify Franchisee’s Lender and any or all of Franchisee’s Owners, creditors and/or suppliers if Franchisee is in default under, or Hyatt has terminated, this Agreement.

14.6 Political Event.

Hyatt may terminate this Agreement, without penalty or payment of compensation or damages by or to either Party, and without the need to obtain the authorization of any third party or any arbitral, judicial or administrative resolution, if a Political Event has occurred affecting the Hotel and/or the Parties’ performance under this Agreement. Hyatt will notify Franchisee at least thirty (30) days in advance of the effective date of termination, unless emergent circumstances make a shorter notice period necessary. For the purpose of this Agreement, the term “Political Event” shall mean one or more of the following conditions occurring in the geographical area where the Hotel is located: (i) war, whether or not declared, (ii) civil insurrection, (iii) loss of effective control over public safety by institutions of a government

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

recognized by the United States of America, (iv) declaration of martial law, (v) applicable laws of any nation render performance of this Agreement, any other Hyatt Agreement or any ancillary agreement between the Parties (and/or their Affiliates), including circumstances where either Party is prevented from providing services under this Agreement or such other agreement as a result of sanctions by the United States of America or any other government, or (vi) interruption of safe transportation to the area where the Hotel is located for more than ninety (90) days.

14.7 Additional Rights.

The rights granted hereunder shall not be in substitution for, but shall be in addition to, any and all rights and remedies for the breach of contract granted by the applicable law of this Agreement.

14.8 No Court Order.

The Parties acknowledge and agree that a court order shall not be required to give effect to any termination of this Agreement under this Section 14.

ARTICLE 15

RIGHTS AND OBLIGATIONS ON EXPIRATION OR TERMINATION

15.1 Other Hyatt Agreements and System Services.

When this Agreement terminates or expires (without the grant of a successor franchise), the remaining Hyatt Agreements shall also terminate on the effective date of termination or expiration. Without limiting the generality of the foregoing, beginning on the date that this Agreement terminates or expires, Hyatt and its Affiliates shall stop providing System Services to the Hotel.

15.2 De-Identification.

15.2.1 Beginning on the date upon which this Agreement terminates or expires (without the grant of a successor franchise), and subject to Section 18.2.3, Franchisee must immediately cease using the Hotel System and begin to de-identify the Hotel by taking whatever action Hyatt deems necessary to ensure that the Hotel no longer is identified as a Hyatt All-Inclusive Resort. Franchisee agrees to take the following steps, among other actions that Hyatt then specifies, to de-identify the Hotel:

(a)	return to Hyatt the Manual, all other Copyrighted Materials, and all materials containing Confidential Information or bearing any of the Proprietary Marks and cease using all such items;

(b)

remove all structures and items identifying the Hotel System, including all elements of the trade dress and other distinctive features, devices, and/or items associated with the Hotel System, such as (for example) FF&E that is uniquely

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

identified with a Hyatt All-Inclusive Resort or a Hyatt-Affiliated Hotel, interior signage, lobby signage, door identifier signage, directional signage, phone face plates, memo pads, pens, cups, glasses, signage on the back of guest room doors, and all other signage bearing one or more of the Proprietary Marks. With respect to the Hotel’s exterior signage, Franchisee must (i) immediately schedule the permanent removal of all exterior signage bearing any of the Proprietary Marks and give Hyatt written evidence of that schedule, (ii) immediately cover all exterior signage in a professional manner, and (iii) permanently remove all exterior signage within thirty (30) days after this Agreement expires or terminates. In addition, Franchisee must make at its expense such specific additional changes that Hyatt reasonably requests to de-identify the Hotel;

(c)	change the Hotel’s telephone listing and immediately stop answering the telephone in any way that would lead a current or prospective customer, vendor, or other person to believe that the Hotel still is associated with the Hotel System or Hyatt;

(d)	stop all uses of the Proprietary Marks on any Franchisee Organization Website and require all third-party websites to remove any references that directly or indirectly associate the Hotel with the Proprietary Marks;

(e)	cancel all fictitious, assumed, or other business name registrations relating to Franchisee’s use of the Proprietary Marks and otherwise sign all documents and instruments necessary in connection with all filings related to the Proprietary Marks and take all other actions necessary to terminate Franchisee’s rights in connection with a termination of this Agreement; and

(f)	permit Hyatt’s representatives to enter the Hotel on no less than twenty-four (24) hours’ prior notice to conduct inspections on a periodic basis until de-identification is completed to Hyatt’s satisfaction.

Beginning on the date upon which this Agreement terminates or expires (without the grant of a successor franchise) and continuing until de-identification is completed to Hyatt’s satisfaction, Franchisee must maintain a conspicuous sign at the registration desk in a form that Hyatt specifies stating that the Hotel no longer is associated with the Hotel System. Franchisee and its Affiliates may not, without Hyatt’s permission, represent to Hotel customers, prospective customers or the public that the Hotel is or was a Hyatt All-Inclusive Resort or otherwise hold itself out to the public as a former franchisee of Hyatt’s or as the former operator of a Hyatt All-Inclusive Resort, except in the limited case of informing investors, prospective investors, or lenders that Franchisee has general experience in operating a Hyatt All-Inclusive Resort. Franchisee acknowledges that the de-identification process is intended to alert the public immediately that the Hotel is not affiliated with the Hotel System. Subject to the terms of Subsection (b) above with respect to exterior signage, Franchisee shall complete all de-identification obligations under this Section 15.2 to Hyatt’s satisfaction, and provide a written certification to Hyatt indicating such completion, on or before the date which is fifteen (15) days after this Agreement terminates or expires.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

15.2.2 If Franchisee fails to comply strictly with all of the de-identification provisions in this Section 15.2, Franchisee agrees to: (a) pay Hyatt a royalty fee of Five Thousand US Dollars (US$5,000) per day until de-identification is completed to Hyatt’s satisfaction, if Franchisee fails to comply with such provisions within five (5) days after notice from Hyatt; and (b) permit Hyatt’s representatives to enter the Hotel to complete the de-identification process at Franchisee’s expense. Franchisee agrees to pay all of Hyatt’s costs and expenses of enforcing these de-identification provisions, including all attorneys’ fees and costs. Nothing in this Section 15.2 or this Agreement limits Hyatt’s rights or remedies at law or in equity if Franchisee does not complete the de-identification procedures as provided above, including Hyatt’s right to seek and obtain an injunction to remove or cause to be removed, at Franchisee’s sole cost and expense, all signage from the Hotel.

15.3 Pay Amounts Owed.

Unless otherwise provided in this Agreement, within five (5) days after the termination or expiration of this Agreement, Franchisee must pay all amounts owed to Hyatt and its Affiliates under this Agreement, any other Hyatt Agreement or any other agreement.

15.4 Contacting Customers.

Upon this Agreement’s termination or expiration for any reason, Hyatt has the right to contact those individuals or entities who have reserved rooms with Franchisee through the CRS, and any other Hotel customers, and inform them that Franchisee’s lodging facility no longer is part of the Hotel System, provided that Hyatt may not make any disparaging remarks about Franchisee. Hyatt also has the right to inform those individuals, entities and customers of other Hyatt All-Inclusive Resorts and other Hyatt-Affiliated Hotels that are proximately located to Franchisee’s lodging facility in case they prefer to change their reservations so that they can stay at a Hyatt-Affiliated Hotel. Hyatt’s exercise of these rights will not constitute an interference with Franchisee’s contractual or business relationships. Franchisee acknowledges that the individuals and entities that made reservations with Franchisee’s lodging facility when it was a Hotel under this Agreement constitute Hyatt’s customers.

15.5 Liquidated Damages.

Franchisee acknowledges and confirms that Hyatt will suffer substantial damages as a result of the termination of this Agreement before the Term expires. Some of those damages include lost Ongoing Franchise Fees and Licensing Fees, lost market penetration and goodwill, loss of Hotel System representation in the Hotel’s market area, confusion of international/regional accounts and individual customers, disadvantage in competing for international/regional accounts and other types of bookings for Hyatt All-Inclusive Resorts, lost opportunity costs, and expenses that Hyatt will incur in developing or finding another franchisee to develop another Hyatt All-Inclusive Resort in the Hotel’s market area (collectively, “Brand

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Damages”). Hyatt and Franchisee acknowledge that Brand Damages are difficult to estimate accurately and proof of Brand Damages would be burdensome and costly, although such damages are real and meaningful to Hyatt. Therefore, upon termination of this Agreement before the Term expires for any reason (subject to Sections 11.1, 13.1 and 19.1), Franchisee agrees to pay Hyatt, within fifteen (15) days after the date of such termination, liquidated damages in a lump sum as calculated below.

(a)	If this Agreement contemplates Franchisee’s constructing a new Hotel at the Site pursuant to Section 3.1 and construction of the Hotel had not yet begun (as described in Section 3.1.4) as of the effective date of termination, then the liquidated damages are Five Thousand U.S. Dollars (US$5,000) multiplied by the number of approved guest rooms at the Hotel. However, if construction begins on a hotel or other lodging facility at the Site (whether or not Franchisee then owns or controls the Site), within one (1) year after the effective date of termination, then Franchisee must pay Hyatt, within thirty (30) days after Hyatt’s notice to Franchisee, the difference between the liquidated damages calculated under Subsection 15.5(b) below and the liquidated damages that Franchisee already paid to Hyatt.

(b)	Subject to Subsection 15.5(a), if this Agreement terminates before the third anniversary of the Opening Date, the liquidated damages are the product of (i) three and one quarter percent (3.25%) times the average daily Gross Revenue per guest room for all Hyatt All-Inclusive Resorts in the Region (including those that Hyatt and its Affiliates own, manage, and franchise) for the previous twelve (12) full calendar months (or such shorter period during which such hotels are open); times (ii) one thousand eight hundred twenty-five (1,825) days; times (iii) the number of guest rooms at the Hotel.

(c)	If this Agreement terminates on or after the third anniversary of the Opening Date, the liquidated damages are the product of (i) the average monthly Ongoing Franchise Fees and Licensing Fees that Franchisee owed Hyatt or its Affiliate during the twelve (12) full calendar month period before the month of termination, without regard for any provision in this Agreement or any amendment(s) to this Agreement deferring or reducing any portion of those fees, times (ii) sixty (60) or the number of months remaining in this Agreement’s term, whichever is less.

Notwithstanding the foregoing, if this Agreement is terminated because of a Consequential Termination, then the liquidated damages are one hundred fifty percent (150%) of the amount calculated in (a), (b) or (c) above (as applicable).

Franchisee agrees that the liquidated damages calculated under this Section 15.5 represent the best estimate of Hyatt’s Brand Damages arising from any termination of this Agreement before the Term expires. Franchisee’s payment of the liquidated damages to Hyatt will not be considered a penalty but, rather, a reasonable estimate of fair compensation to Hyatt

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

for the Brand Damages Hyatt will incur because this Agreement did not continue for the Term’s full length. Hyatt and Franchisee acknowledge that Franchisee’s payment of liquidated damages is full compensation to Hyatt and Hyatt’s sole and exclusive remedy only for the Brand Damages resulting from the early termination of this Agreement and is in addition to, and not in lieu of, Franchisee’s obligations to pay other amounts due to Hyatt under this Agreement as of the date of termination and to comply strictly with the de-identification procedures of Section 15.2 and Franchisee’s other post-termination obligations. If any valid law or regulation governing this Agreement limits Franchisee’s obligation to pay, and Hyatt’s right to receive, the liquidated damages for which Franchisee is obligated under this Section 15.5, then Franchisee shall be liable to Hyatt for any and all Brand Damages Hyatt incurs, now or in the future, as a result of Franchisee’s breach of this Agreement.

15.6 Survival.

The following provisions of this Agreement shall survive termination or expiration of this Agreement regardless of the circumstances: Sections 7.11, 11.1, 13.1, 14.5, 16,3, 18.1, 18.2, 20.1, 20.3 and 20.4 and Articles 12, 15 and 21 through 24. Additionally, all of Franchisee’s covenants, obligations, and agreements that by their terms or by implication are to be performed after the termination or expiration of the Term shall survive such termination or expiration.

ARTICLE 16

PROPRIETARY MARKS AND COPYRIGHTED MATERIALS

Franchisee acknowledges that this Agreement does not grant Franchisee the right to use the Proprietary Marks or Copyrighted Materials, and that those rights arise under the Trademark License Agreement.

ARTICLE 17

FORCE MAJEURE

The obligations of either Party to perform any specific covenant under this Agreement within a specified time (other than obligations to make payments of money) shall be extended for a period of time equivalent to the period of delay caused by Force Majeure (except to the extent otherwise specified herein, including if as a result of a Political Event). If, at any time during the Term, Franchisee is unable to operate the Hotel in accordance with this Agreement due to Force Majeure, or if it becomes necessary, in Hyatt’s reasonable opinion, to cease operation of the Hotel in order to protect the Hotel and/or the health, safety and welfare of the guests and/or employees of the Hotel due to the occurrence of a Force Majeure event, then, subject to Articles 10, 13 and 14, Franchisee shall, upon Hyatt’s request, close and cease or partially cease operation of all or any part of the Hotel as necessary based on the occurrence of the Force Majeure event, reopening and recommencing operation of the Hotel when both Hyatt and Franchisee reasonably determine that the reopening and recommencement of operations may be done pursuant to any applicable laws or regulations and without jeopardy to the Hotel, its guests or Hotel employees, or the goodwill of the Proprietary Marks.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

ARTICLE 18

CONFIDENTIAL INFORMATION, INNOVATIONS AND TRANSLATIONS

18.1 Confidential Information.

18.1.1 Hyatt Confidential Information. Hyatt and its Affiliates possess (and will continue to develop and acquire) Hyatt Confidential Information, some of which constitutes trade (industrial) secrets under Applicable Law, relating to developing and operating Hyatt All-Inclusive Resorts, notwithstanding Franchisee’s involvement (if any) in developing certain Hyatt Confidential Information. Franchisee acknowledges and agrees that Franchisee will not acquire any interest in Hyatt Confidential Information, other than the right to use certain Hyatt Confidential Information as Hyatt specifies while operating the business contemplated under this Agreement during the Term, and that Hyatt Confidential Information is proprietary, includes Hyatt’s and its Affiliate’s trade (industrial) secrets, and is disclosed to Franchisee only on the condition that Franchisee agrees, and Franchisee hereby does agree, that Franchisee: (a) will not use Hyatt Confidential Information in any other business or capacity; (b) will keep confidential each item deemed to be a part of Hyatt Confidential Information, both during and after the Term (afterward for as long as the item is not generally known in the hotel industry); (c) will not make unauthorized copies of any Hyatt Confidential Information disclosed via electronic medium or in written or other tangible form; and (d) will adopt and implement reasonable procedures that Hyatt periodically specifies to prevent unauthorized use or disclosure of Hyatt Confidential Information.

18.1.2 Franchisee Proprietary Information. Hyatt acknowledges and agrees that Hyatt will not acquire any interest in Franchisee Proprietary Information, and that Franchisee Proprietary Information is proprietary, includes Franchisee’s and its Affiliate’s trade (industrial) secrets, and is disclosed to Hyatt only on the condition that Hyatt agrees, and Hyatt hereby does agree, that Hyatt: (a) will not use Franchisee Proprietary Information in any other business or capacity; (b) will keep confidential each item deemed to be a part of Franchisee Proprietary Information, both during and after the Term (afterward for as long as the item is not generally known in the hotel industry); (c) will not make unauthorized copies of any Franchisee Proprietary Information disclosed via electronic medium or in written or other tangible form; and (d) will adopt and implement reasonable procedures that Franchisee periodically specifies to prevent unauthorized use or disclosure of Franchisee Proprietary Information.

18.1.3 Exclusions from Confidential Information. Confidential Information does not include information, knowledge, or know-how that one Party can demonstrate lawfully came to its attention before the other Party or its Affiliate provided it to such Party or its Affiliate directly or indirectly; that, at the time the other Party or its Affiliate disclosed it to such Party, already had lawfully become generally known in the hotel industry through publication or communication by others (without violating an obligation to the other Party or its Affiliate); or that, after the other Party or its Affiliate disclose it to such Party, lawfully becomes generally known in the hotel industry through publication or communication by others (without violating an obligation to the other Party or its Affiliate). However, if either Party includes any matter in Confidential Information, anyone who claims that it is not Confidential Information must prove that one of the

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

exclusions provided in this paragraph is satisfied. In addition, nothing in this Agreement shall prohibit the disclosure of any past or projected financial results concerning the Hotel to any person or entity having a direct or indirect financial interest in the Hotel.

18.1.4 Guest Information. All information that Hyatt or its Affiliates obtain from Franchisee or any other source about the Hotel’s customers and guests under this Agreement, any other Hyatt Agreement or any related agreement, including agreements relating to the CRS and other software systems that Hyatt or its Affiliates provide or require (collectively, “Guest Information”) is part of Hyatt Confidential Information and Hyatt’s property. Franchisee acknowledges and agrees that Hyatt has the right, without prior notice to Franchisee, but subject to any restrictions under applicable law, to access Guest Information on the Hotel’s computer systems, including the property management system, and to use and allow others to use Guest Information in any manner that Hyatt deems appropriate (subject to applicable law). However, Franchisee may at any time during and after the Term use, to the extent lawful and at Franchisee’s own risk, any Guest Information stored in the Hotel’s property management system database and generated as a result of a guest’s stay at the Hotel (subject to Section 7.11).

18.2 Innovations.

18.2.1 All inventions, innovations and discoveries relating to a Hyatt All-Inclusive Resort and derived from or utilizing any part of the Hotel System, Hyatt Confidential Information or Proprietary Marks (collectively, “Innovations”), whether or not protectable intellectual property, whether created by or for Franchisee, its Affiliates or contractors, or its or their employees, and whether derived from or based on any Franchisee Proprietary Information, must be promptly disclosed to Hyatt and will be deemed to be Hyatt’s and its Affiliate’s sole and exclusive property, part of the Hotel System, and works made-for-hire for Hyatt and its Affiliate. However, Franchisee may not use any Innovation in operating the Hotel or otherwise without Hyatt’s prior written consent. If any Innovation does not qualify as a “work made-for-hire” for Hyatt and its Affiliate, by this paragraph Franchisee assigns ownership of that Innovation, and all related rights to that Innovation, to Hyatt and agrees to take whatever action (including signing assignment or other documents) that Hyatt requests to evidence its ownership or to help Hyatt obtain intellectual property rights in the Innovation.

18.2.2 To the extent any copyright or other intellectual property rights in and to any Innovation cannot be automatically assigned to Hyatt under Applicable Laws, Franchisee hereby assumes the unconditional and irrevocable obligation and promise to grant Hyatt an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense) to practice such non-assignable rights, including the right to use, reproduce, distribute, translate (as applicable) and modify any such Innovations, all of which shall be at Hyatt’s sole cost and expense. To the extent any of the rights in and to such Innovations can neither be assigned nor licensed to Hyatt as contemplated by this Section 18.2.2, Franchisee, on behalf of itself and its Affiliates (and their respective successors and assigns), irrevocably waives and agrees never to assert such non-assignable and non-licensable rights against Hyatt, any of its assignees or successors in interest, or any of its licensees. No rights of any kind in or to any Innovations are reserved to or by Franchisee or any of its Affiliates or contractors (or its or their employees), nor shall revert to or be reserved by or on behalf of Franchisee or any of its Affiliates or contractors (or its or their employees).

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

18.2.3 It is acknowledged and agreed that both Hyatt and Franchisee (and their respective Affiliates) may work together in good faith to jointly develop certain Innovations related to the operational aspects of the Hyatt All-Inclusive Resort brand. Any inventions, innovations and discoveries that result from such collaboration are Innovations, including those Innovations derived from or based on any Franchisee Proprietary Information. Franchisee and its Affiliates will be allowed and, to the extent applicable, Hyatt will grant Franchisee and its Affiliates a nonexclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense) to, continue to use and modify, in the development and operation of other all-inclusive hotels (as may be expressly permitted under the terms of this Agreement and the Hyatt Agreements): (a) any Franchisee Proprietary Information (including, without limitation, any Franchisee Proprietary Information that forms part of any Innovation); and (b) any Innovation jointly developed by Hyatt and Franchisee (or their respective Affiliates) that does not constitute Hyatt Confidential Information or a Proprietary Mark and does not, when incorporated into the Hotel System, provide Hyatt All-Inclusive Resorts with a unique, innovative or distinctive aspect of the décor or guest experience that differentiates Hyatt All-Inclusive Resorts from other resorts (a “Franchisee Licensed Innovation”). When developing Innovations, the Parties agree to discuss in good faith and mutually determine whether those Innovations are Franchisee Licensed Innovations.

18.3 Translations.

All forms, Manuals and other documents that Hyatt delivers to Franchisee under the Hyatt Agreement shall be in the English language. If required by Hyatt or any applicable law, or deemed necessary by Franchisee, Franchisee shall at its expense translate such document(s) into the language(s) used in the Country. Before using it, Franchisee shall submit to Hyatt for its approval the translated version of any document. Franchisee shall make any changes to the translated documents that Hyatt reasonably specifies. Franchisee acknowledges and agrees that any translation, whether commissioned or paid for by Franchisee or Hyatt, shall be the property of Hyatt and constitute a part of Hyatt’s Copyrighted Materials and Confidential Information.

ARTICLE 19

TRANSFER

19.1 Transfer by Hyatt.

Franchisee represents that Franchisee has not signed this Agreement in reliance on any particular owner, director, officer, or employee remaining with Hyatt in that capacity. Hyatt may change its ownership or form without restriction, except as otherwise provided in this Section 19.1. Hyatt also may assign this Agreement and any other related agreement to a third party who, in Hyatt’s good faith, reasonable judgment, has the experience and resources to comply with Hyatt’s obligations under this Agreement, provided that in connection with such assignment, Hyatt also assigns the franchise agreements for all or substantially all other similarly

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

situated Hyatt All-Inclusive Resorts (subject to Reasonable Deviations) to that third party. After Hyatt’s assignment of this Agreement to a third party who expressly assumes its obligations under this Agreement, Hyatt no longer will have any performance or other obligations under this Agreement. Such an assignment shall constitute a release of Hyatt and a novation with respect to this Agreement, and the assignee shall be liable to Franchisee as if it had been an original party to this Agreement.

However, if Hyatt assigns this Agreement, or if Hyatt’s owner(s) transfers (as defined in Section 19.2) a Controlling Ownership Interest in Hyatt, to any entity who, within six (6) months following such assignment or transfer, will rebrand the Hotel from the Licensed Brand to another brand, and that rebrand results in a Position Downgrade (defined below), then Franchisee, by delivery of written notice to Hyatt (or its assignee) within thirty (30) days after the determination that the rebrand will result in a Position Downgrade, may terminate this Agreement without payment of liquidated damages pursuant to Section 15.5. Such termination will be effective sixty (60) days after Franchisee’s delivery of written notice of termination. A “Position Downgrade” means that, as a result of the rebranding, the majority of independent agencies that rank all-inclusive properties are likely to downgrade the Hotel in segment or brand position from the segment or brand position that existed immediately prior to the rebranding. If Franchisee issues a notice of termination pursuant to this Section 19.1, and Hyatt (or its assignee) and Franchisee in good faith dispute whether a Position Downgrade has occurred, then the Parties agree to resolve that dispute in accordance with Article 23 before such termination becomes effective.

19.2 Transfer by Franchisee – Defined.

Franchisee understands and acknowledges that the rights and duties this Agreement creates are personal to Franchisee and its Controlling Owners and that Hyatt has granted Franchisee the rights under this Agreement in reliance upon Hyatt’s perceptions of Franchisee’s and its Controlling Owners’ collective character, skill, aptitude, attitude, business ability, and financial capacity. Accordingly, unless otherwise specified or permitted in this Article 19, neither this Agreement (or any interest in this Agreement), the Hotel or substantially all of its assets, nor any ownership interest in Franchisee or any Owner (if such Owner is a legal entity) may be transferred without complying with the terms and conditions applicable to such transfer in this Article 19. A transfer of the Hotel’s ownership, possession, or control, or substantially all of its assets, may be made only with a transfer of this Agreement. Any transfer without complying with the terms and conditions applicable to such transfer in this Article 19, including Hyatt’s approval (where such approval is required under this Agreement), is a breach of this Agreement.

In this Agreement, the term “transfer” includes a voluntary, involuntary, direct, or indirect assignment, sale, gift, or other disposition of any interest in this Agreement; Franchisee; the Hotel or substantially all of its assets; any of Franchisee’s Owners (if such Owner is a legal entity); or any right to receive all or a portion of the Hotel’s, Franchisee’s, or any Owner’s profits or losses or any capital appreciation relating to the Hotel, Franchisee or any Owner. An assignment, sale, gift, or other disposition includes the following events: (a) transfer of

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

ownership of capital stock, a partnership or membership interest, or another form of ownership interest; (b) merger or consolidation or issuance of additional securities or other forms of ownership interest; (c) any sale of a security convertible to an ownership interest; (d) transfer in a divorce, insolvency, or entity dissolution proceeding or otherwise by operation of law; (e) transfer by will, declaration of or transfer in trust, or otherwise upon the death of any individual; or (f) pledge of or other grant of a security interest in this Agreement (to someone other than Hyatt), the Hotel or an ownership interest in Franchisee or one of its Owners as security, foreclosure upon the Hotel, or Franchisee’s transfer, surrender, or loss of the Hotel’s possession, control, or management; provided however that any pledge of any direct or indirect interest in Franchisee or any other member of the Playa Group to a Lender, bank or other provider of credit to Franchisee or any other member of the Playa Group shall be permitted and shall not require Hyatt’s prior written approval, subject to compliance with Sections 2.6 and 10.2 (but only to the extent that such provisions are applicable with respect to such Lender or provider of credit).

19.3 Non-Control Transfers.

If Franchisee is substantially complying with this Agreement, then, subject to the other provisions of this Article 19 (including Section 19.7), Franchisee and/or any of its Owners may consummate any Non-Control Transfers, without seeking or receiving Hyatt’s consent, if:

(a)	neither the proposed transferee nor any of its direct and indirect owners (if the transferee is a legal entity) is a Brand Owner or a Restricted Brand Company;

(b)	Franchisee notifies Hyatt at least ten (10) days before the transfer’s effective date; and

(c)	such transfer does not, whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place), result in the transfer or creation of a direct or indirect Controlling Ownership Interest in Franchisee.

19.4 Control Transfers.

Franchisee must notify Hyatt in writing at least ten (10) days in advance of Franchisee’s listing the Hotel for sale and promptly send Hyatt all information that Hyatt reasonably requests regarding any proposed sale. In connection with any proposed Control Transfer, Franchisee must submit to Hyatt, on behalf of the proposed transferee, a complete application for a new franchise agreement (the “Change of Ownership Application”), accompanied by payment of Hyatt’s then current application fee (although no such fee is due if the transfer is to the spouse, child, parent, or sibling of the Owner(s) or from one Owner to another). If Hyatt does not approve the Change of Ownership Application, Hyatt will refund any application fee paid, less Seven Thousand Five Hundred US Dollars (US$7,500) for processing costs. Hyatt will process the Change of Ownership Application according to this Section 19.4 and its then current procedures, including review of criteria and requirements regarding upgrading the Hotel, credit,

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

background investigations, operations ability and capacity, prior business dealings, market feasibility, guarantees, and other factors concerning the proposed transferee(s) (and, if applicable, its direct and indirect owner(s)) that Hyatt deems relevant. Hyatt has sixty (60) days from its receipt of the completed and signed Change of Ownership Application to consent or withhold its consent to the proposed Control Transfer.

If Franchisee is substantially complying with this Agreement, then, subject to the other provisions of this Article 19, Hyatt will approve a Control Transfer if all of the following conditions are met before or concurrently with the effective date of the Control Transfer:

(a)	the transferee and each of its direct and indirect owners (if the transferee is a legal entity) has, in Hyatt’s judgment, the necessary business experience, aptitude, and financial resources to operate the Hotel and meets Hyatt’s then applicable standards for Hyatt All-Inclusive Resort franchisees;

(b)	Franchisee has paid all Ongoing Franchise Fees, fees for System Services, and other amounts owed to Hyatt, its Affiliates, and third party vendors, has submitted all required reports and statements, and has not violated any material provision of this Agreement or any other agreement with Hyatt or its Affiliate, in each case during both the sixty (60)-day period before Franchisee requested Hyatt’s consent to the transfer and the period between Franchisee’s request and the effective date of the transfer;

(c)	the transferee’s general manager and other Hotel management personnel that Hyatt specifies, if different from Franchisee’s general manager and Hotel management personnel, satisfactorily complete Hyatt’s required training programs;

(d)	Franchisee (and its transferring Owners) sign Hyatt’s then current form of release, in a form satisfactory to Hyatt, of any and all claims (other than unknown claims) against Hyatt and its owners, Affiliates, officers, directors, employees, agents, successors and assigns;

(e)	Hyatt has determined that the purchase price and payment terms will not adversely affect the transferee’s operation of the Hotel;

(f)	Franchisee signs all documents Hyatt requests evidencing its agreement to remain liable or assume liability for all obligations to Hyatt and its Affiliates existing before the effective date of the transfer; and

(g)

Franchisee (if Franchisee will no longer operate the Hotel) and its transferring Owners will not directly or indirectly at any time or in any manner identify itself or themselves in any business as a current or former Hyatt All-Inclusive Resort or as one of Hyatt’s franchisees; use any Proprietary Mark, any colorable imitation of a Proprietary Mark, or other indicia of a Hyatt All-Inclusive Resort in any

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

manner or for any purpose; or utilize for any purpose any trade name, trade or service mark, or other commercial symbol that suggests or indicates a connection or association with Hyatt or its Affiliates.

Hyatt may review all information regarding the Hotel that Franchisee gives the proposed transferee, correct any information that Hyatt believes is inaccurate, and give the transferee copies of any reports that Franchisee has given Hyatt or Hyatt has made regarding the Hotel.

Despite Hyatt’s approval rights under this Section 19.4, if Hyatt or its Affiliate has the right pursuant to any of the Other Agreements to approve or exercise a veto right with respect to any Control Transfer, and if Hyatt or such Affiliate approves or fails to exercise such veto right under the Other Agreements, then Hyatt shall not have the right to disapprove such Control Transfer pursuant to this Section 19.4, provided that Franchisee complies with Sections 19.4(c) and (d) above.

19.5 Permitted Transfers.

Notwithstanding Section 19.4:

19.5.1 Franchisee may mortgage the Hotel (but not this Agreement) to a Lender without having to obtain Hyatt’s prior approval and without complying with the other terms and conditions of Section 19.4, provided the Lender signs Hyatt’s form of comfort letter pursuant to Section 2.6.

19.5.2 Any Owner who is an individual may, without Hyatt’s prior written consent and without complying with the other terms and conditions of Section 19.4, transfer his or her interest in Franchisee (or Franchisee’s Owner) to a trust or other entity that he or she establishes for estate planning purposes, as long as he or she is a trustee of, or otherwise controls the exercise of the rights in Franchisee (or Franchisee’s Owner) held by, the trust or other entity, continues to comply with and ensures the trust’s or other entity’s compliance with the applicable provisions of this Agreement (if such Owner is a Guarantor), and notifies Hyatt in writing of the transfer at least ten (10) days prior to its anticipated effective date. Dissolution of or transfers from any trust or other entity described in this Section 19.5.2 are subject to all applicable terms and conditions of Section 19.3 or 19.4.

19.6 Transfers of Equity Interest Upon Death.

Upon the death or mental incompetency of a person with a Controlling Ownership Interest in Franchisee or one of its Controlling Owners, that person’s executor, administrator, or personal representative (“Representative”) must, within six (6) months after the date of death or mental incompetency, transfer the Owner’s interest in Franchisee or the Controlling Owner to a third party, subject to Hyatt’s approval and the conditions set forth in Section 19.4. In the case of a transfer to heirs or beneficiaries, if the heirs or beneficiaries cannot meet the conditions of Section 19.4 within this six (6)-month period, the Representative will have nine (9) months from the date of death or mental incompetency to dispose of the interest, subject to Hyatt’s approval and the conditions set forth in Section 19.4. Hyatt may terminate this Agreement if this required transfer fails to occur within the required timeframe.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

19.7 Registration or Public Offering of Equity Interests.

19.7.1 Ownership interests in Franchisee or a Controlling Owner may be offered to the public without Hyatt’s prior written consent, and without complying with Sections 19.3 or 19.4, provided that:

(a)	no Brand Owner, Restricted Brand Company or Restricted Person acquires a direct or indirect Controlling Ownership Interest in Franchisee as a result of such offering;

(b)	the Hotel’s general manager and other Hotel management personnel that Hyatt specifies, if different from the Hotel’s general manager and Hotel management personnel immediately before such offering, satisfactorily complete Hyatt’s required training programs; and

(c)	Franchisee signs Hyatt’s then current form of release, in a form satisfactory to Hyatt, of any and all claims (other than unknown claims) against Hyatt and its owners, Affiliates, officers, directors, employees, agents, successors and assigns.

19.7.2 All materials required by applicable law for the sale of any interest in Franchisee or its Affiliates, including any materials to be used in an offering exempt from registration under applicable securities and other laws, must be submitted to Hyatt for review before their distribution to prospective investors or filing with any government agency. No such offering may imply or state (by use of the Proprietary Marks or otherwise) that Hyatt is participating as an underwriter, issuer, or Franchisee’s representative, suggest that Hyatt endorses Franchisee’s offering or agrees with any financial projections, or otherwise contain any information about Hyatt, this Agreement, Hyatt’s relationship with Franchisee or the Hotel System that Hyatt reasonably disapproves. Hyatt’s review and approval of the materials will not in any way be Hyatt’s endorsement of the offering or representation that Franchisee has complied or is complying with applicable laws. Hyatt’s approval will mean only that Hyatt believes the references in the offering materials to Hyatt, this Agreement, Hyatt’s relationship with Franchisee and the Hotel System, and the use in the offering materials of the Proprietary Marks, are acceptable to Hyatt. Franchisee must pay Hyatt a non-refundable fee equal to Five Thousand US Dollars ($5,000) to review each proposed offering, unless Hyatt and/or any of its Affiliates own a direct or indirect beneficial interest in Franchisee. Hyatt may require reasonable changes to Franchisee’s offering materials for the purposes specified above and, unless Hyatt and/or any of its Affiliates owns a direct or indirect beneficial interest in Franchisee, has the right to request and receive a full indemnification from Playa in the offering before issuing Hyatt’s consent.

19.7.3 Following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to this Section 19.7, the provisions of Section 19.3 and 19.4 shall no longer apply with respect to transfers of the ownership interests held by the public. However, following

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

such public offering, upon any transfer that, whether in one transaction or a series of related transactions (regardless of the time period over which these transfers take place), results in the transfer or creation of a direct or indirect Controlling Ownership Interest in Franchisee:

(a)	Hyatt may terminate this Agreement, effective upon delivery of written notice to Franchisee, if a Brand Owner, Restricted Brand Company or Restricted Person acquires a direct or indirect Controlling Ownership Interest in Franchisee;

(b)	within thirty (30) days after such transfer, the Hotel’s general manager and other Hotel management personnel that Hyatt specifies, if different from the Hotel’s general manager and Hotel management personnel immediately before such transfer, satisfactorily complete Hyatt’s required training programs; and

(c)	within thirty (30) days after such transfer, Franchisee shall sign Hyatt’s then current form of release, in a form satisfactory to Hyatt, of any and all claims (other than unknown claims) against Hyatt and its owners, Affiliates, officers, directors, employees, agents, successors and assigns.

19.8 Non-Waiver of Claims.

Hyatt’s consent to a transfer is not a representation of the fairness of the terms of any contract between Franchisee (or its Owners) and the transferee, a guarantee of the Hotel’s or transferee’s prospects of success, or a waiver of any claims Hyatt has against Franchisee (or its Owners) or of Hyatt’s right to demand the transferee’s full compliance with this Agreement.

19.9 Limitations on Restrictions on Transfers, Competing Activities and other Activities.

19.9.1 Notwithstanding anything else in this Agreement or any other agreement entered into in connection with this Agreement (including the Hyatt Agreements) (collectively, the “Relevant Documents”), none of the following conditions, actions or activities shall be prohibited by, constitute a default under or cause, permit or allow a termination of any Relevant Agreement:

(a)	Any direct or indirect transfer (x) by a Fund Owner of its interest in a Fund (whether by transfer, redemption or otherwise) or (y) of a beneficial ownership interest in a Fund Owner; provided, however, that if such transfer results in such transferee acquiring (whether in a single transaction or series of related transactions) a Controlling Ownership Interest in Playa, such transferee must be a Responsible Owner. The term “Responsible Owner” shall mean any entity or person that, as determined in Hyatt’s reasonable discretion, (i) has sufficient financial resources and liquidity to enable Franchisee to fulfill its obligations under this Agreement, (ii) is not known in the community as being of bad moral character and has not been convicted of a felony in any court, and (iii) is either (x) not a Brand Owner or Restricted Brand Company, or (y) is a Financial Investor (as defined in clause (b) below);

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(b)	In connection with any Fund that directly or indirectly owns a beneficial interest in Franchisee, any investment in or participation by such Fund or by a Fund Related Entity or Fund Owner of such Fund or their respective Affiliates in a venture or company that competes with Playa, or in a Brand Owner, a Brand Company, a Restricted Brand Company or a Competing Brand if: (x) such Fund or Fund Owner (or with respect to Fund Related Entity, such Fund) directly or indirectly owns less than a five percent (5%) beneficial interest in Franchisee (such a Fund or Fund Owner, an “Under 5% Owner”); (y) such Fund, Fund Related Entity or Fund Owner (i) does not exercise control or direct the day to day operations, management, marketing, development or strategic planning for such venture, company, Brand Owner, Brand Company, Restricted Brand Company or Competing Brand (for the avoidance of doubt, any participation on the board of directors or similar governing body of such a venture, company, Brand Owner, Brand Company, Restricted Brand Company or Competing Brand will not, without more, violate this subclause (i)) and (ii) institutes and maintains controls reasonably designed to prevent any individuals associated with such Fund, Fund Related Entity or Fund Owner who are involved in the operations, management, marketing, development or strategic planning for such venture, company, Brand Owner, Brand Company, or Restricted Brand Company or Competing Brand from obtaining any Hyatt Confidential Information (each such investor satisfying subclauses (i) and (ii) of this clause (y), a “Financial Investor”); or (z) such company, venture, Brand Owner, Brand Company, or Restricted Brand or Competing Brand is publicly listed, and such Fund, Fund Related Entity, Fund Owner of such Fund or their respective Affiliates (i) hold less than 15% of such company or venture, Brand Owner, Brand Company, Restricted Brand Company or Competing Brand and (ii) institute and maintain controls reasonably designed to prevent any individuals associated with such Fund, Fund Related Entity or Fund Owner who are involved in the operations, management, marketing, development or strategic planning for such venture, company, Brand Owner, Brand Company, or Restricted Brand Company or Competing Brand from obtaining any Hyatt Confidential Information. For purpose of clarification, it shall be deemed that reasonable control has been instituted and maintained for purpose of subclauses (y)(ii) and (z)(ii) above, if the individuals associated with such Fund, Fund Related Entity or Fund Owner who are involved in the operations, management, marketing, development or strategic planning for such venture, company, Brand Owner, Brand Company, or Restricted Brand Company or Competing Brand are different from the individuals associated with such Fund, Fund Related Entity or Fund Owner who (if any) are involved in the operations, management, marketing, development or strategic planning of Playa

(c)

Subject to the preceding clause (b), in connection with any Fund that directly or indirectly owns a beneficial interest in Franchisee, any investment in or participation by such Fund or by a Fund Related Entity or Fund Owner of such

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Fund or their respective Affiliates (excluding, to the extent applicable, any member of the Playa Group) (x) in a venture or company if such Fund, Fund Related Entity or Fund Owner has less than 25% of the equity interests of any such company or venture or (y) in a venture or company that (i) owns or operates (together with its majority owned subsidiaries) less than twelve (12) hotels or (ii) does not have a material geographic overlap with, or is not in material competition with, the hotel business of Hyatt or its Affiliates (a “Hyatt Competitor”), or (z) so long as that Fund, Fund Related Entity or Fund Owner institutes and maintains controls reasonably designed to prevent any individuals associated with such Fund, Fund Related Entity or Fund Owner who are involved in the operations, management, marketing, development or strategic planning for such venture or company from obtaining any Hyatt Confidential Information;

(d)	Any transfer permitted by or made in accordance with the Investors Agreement; provided that any such transfer to a person or entity, other than to a then current investor of Playa (or to an Affiliate of such a current investor), does not result in such transferee acquiring (whether in a single transaction or series or related transactions) a Controlling Ownership Interest in Playa (for the avoidance of doubt, any such non-excluded transfer of a Controlling Ownership Interest in Playa shall be governed by Section 19.4);

(e)	So long as Hyatt and/or any of its Affiliates directly or indirectly own a beneficial interest in Franchisee, any IPO or Qualified IPO (each as defined in the Investors Agreement), subject to Sections 19.7.1 and, with respect to the content of the offering materials, 19.7.2;

(f)	Any action taken by Hyatt or its Affiliates under the Other Documents (including under Section 7.5 of the Investors Agreement);

(g)	Any event or circumstance affecting or relating to an Under 5% Owner, except if such Under 5% Owner: (i) makes a transfer in violation of Section 19.9.1.(a) of this Agreement; or (ii)(A) knowingly makes an unauthorized use or disclosure of any part of the Manual or any other Hyatt Confidential Information that the relevant Fund, Fund Related Entity or Fund Owner provided such Under 5% Owner with, or allowed such Under 5% Owner to gain access to, in violation of this Agreement and (B) remains a Fund Owner or Fund Related Entity of such Fund for more than thirty (30) days after written notice by Hyatt to Playa of such fact;

(h)	any breach of Section 24.15(b), so long as such breach is cured to Hyatt’s reasonable satisfaction within thirty (30) days after written notice by Hyatt to Playa of such fact (for the avoidance of doubt, the removal of such Fund, Fund Related Entity or Fund Owner as such an owner of Franchisee within such 30-day period shall constitute a cure of such breach). For the purpose of clarification, such event (regardless of whether or not remedied within the 30-day period as provided above) shall constitute a breach of this Agreement for which Franchisee’s indemnification obligations under Section 20.3.1 shall apply; and/or

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

(i)	Any investment in, participation by, or activity of a Fund, Fund Related Entity, Fund Owner of such Fund or their respective Affiliates in or with respect to any company or venture that does not constitute: (i) a Brand Company, Restricted Brand Company, Competing Brand, or Hyatt Competitor; or (ii) a breach of this Agreement (as its terms and conditions exist as of the Execution Date, and include any amendment to this Agreement specifically agreed to in advance in writing by the Farallon Capital Management, L.L.C. (“FCM”) (to the extent any Fund managed by FCM and/or its Affiliates directly or indirectly owns a beneficial interest in Franchisee).

19.9.2 For purpose of clarification, nothing in the other Relevant Documents shall be interpreted to contradict or override the provisions in this Section 19.9, unless specifically agreed to in advance in writing by FCM (to the extent any Fund managed by FCM and/or its Affiliates directly or indirectly owns a beneficial interest in Franchisee), Playa, and the Franchise (or the Franchise’s Affiliate) and such agreement expressly states that it is expressly overriding this Section 19.9.

ARTICLE 20

RELATIONSHIP OF THE PARTIES AND INDEMNIFICATION

20.1 Relationship of the Parties.

Franchisee is an independent contractor. Neither Hyatt nor Franchisee is the legal representative or agent of, or has the power to obligate, the other for any purpose. The parties have a business relationship defined entirely by this Agreement’s express provisions. No partnership, joint venture, affiliate, agency, fiduciary, or employment relationship is intended or created by this Agreement. Hyatt and Franchisee may not make any express or implied agreements, warranties, guarantees, or representations, or incur any debt, in the name or on behalf of the other or represent that Hyatt’s and Franchisee’s relationship is other than franchisor and franchisee. Hyatt will not be obligated for any damages to any person or property directly or indirectly arising out of the Hotel’s operation or the business Franchisee conducts under this Agreement.

20.2 Franchisee’s Notices to Public Concerning Independent Status.

Franchisee must take the actions that Hyatt periodically reasonably requires to minimize the chance of a claim being made against Hyatt or its Affiliates for any occurrence at the Hotel or for acts, omissions, or obligations of Franchisee or anyone affiliated with Franchisee or the Hotel as a result of this Agreement. Such steps may include giving notice in private and public rooms and on advertisements, business forms, and stationery and other places, making clear to the public that Hyatt is not the Hotel’s owner or operator and is not accountable for events occurring at the Hotel.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

20.3 Franchisee’s Indemnification and Defense of Hyatt.

20.3.1 Indemnification. In addition to Franchisee’s obligation under this Agreement to procure and maintain insurance, Franchisee agrees to indemnify and hold harmless Hyatt, its Affiliates, and its and their respective owners, officers, directors, agents, employees, representatives, successors, and assigns (the “Hyatt Indemnified Parties”) against, and to reimburse any one or more of the Hyatt Indemnified Parties for, all Losses directly or indirectly arising out of, resulting from, or in connection with (a) the application Franchisee submitted to Hyatt for the rights granted under this Agreement; (b) the construction, development, use, occupancy, or operation of the Hotel, including any claim or allegation relating to any applicable law concerning public accommodations for persons with disabilities in each case to the extent such losses are attributable to Hyatt or its Affiliates solely as a result of this Agreement; (c) any bodily injury, personal injury, death, or property damage suffered by any Hotel guest, customer, visitor, or employee in each case to the extent such losses are attributable to Hyatt or its Affiliates solely as a result of this Agreement; (d) claims alleging either intentional or negligent conduct, acts, or omissions by Franchisee, any Management Company or other contractor of Franchisee (or any of Franchisee’s or its contractor’s agents, employees or representatives), or Hyatt or its Affiliates relating to the operation of the Hotel or the Hotel System, subject to Section 20.4.1 in each case to the extent such losses are attributable to Hyatt or its Affiliates solely as a result of this Agreement; or (e) Franchisee’s breach of the representations, warranties, terms and conditions of this Agreement.

20.3.2 Defense. Franchisee agrees to defend (at Franchisee’s expense) the Hyatt Indemnified Parties from and against any and all Proceedings directly or indirectly arising out of, resulting from, or in connection with any matter described in Section 20.3.1(a) through (e), including those alleging a Hyatt Indemnified Party’s negligence or willful misconduct, subject to Section 20.4.1. Each Hyatt Indemnified Party may at Franchisee’s expense defend and control the defense of any Proceeding described in this Section 20.3.2, except that, if the Proceeding is covered by insurance, the Hyatt Indemnified Party shall allow the insurer to defend the Proceeding as long as the defense is continuing in good faith to protect the Hyatt Indemnified Party’s interest and the Proceeding would not, if decided adversely to the Hyatt Indemnified Party, have a material adverse impact on the Proprietary Marks, Hotel System or other Hyatt All-Inclusive Resorts. If a Hyatt Indemnified Party defends any Proceeding under this Section 20.3.2, it may agree to settlements and take any other remedial, corrective, or other actions, without limiting Franchisee’s obligations under Section 20.3.1, provided that the Hyatt Indemnified Party will seek Franchisee’s advice and counsel, and keep Franchisee informed, with regard to any proposed or contemplated settlement.

20.3.3 Survival and Mitigation. The obligations under this Section 20.3 will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination. Except as set forth in Section 20.3.2, a Hyatt Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its Losses, in order to maintain and recover

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

fully a claim against Franchisee under this Section 20.3, and Franchisee agrees that a failure to pursue a recovery or mitigate a Loss will not reduce or alter the amounts that a Hyatt Indemnified Party may recover from Franchisee under this Section. Franchisee’s obligation to indemnify the Hyatt Indemnified Parties shall not be limited in any way by reason of any insurance that any Hyatt Indemnified Party maintains.

20.3.4 Separate Counsel and Settlement. If separate counsel is appropriate in Hyatt’s opinion because of actual or potential conflicts of interest, Hyatt may retain attorneys and/or independently defend any Proceeding subject to indemnification under this Section 20.3 at Franchisee’s sole expense. No party may agree to any settlement in any Proceeding that could have an adverse effect on Hyatt, its Affiliates, the Hotel System, or other franchisees without Hyatt’s prior approval.

20.3.5 Notice of Action. Franchisee shall notify Hyatt immediately (but not later than five (5) days following Franchisee’s receipt of notice) of any Proceeding naming any Hyatt Indemnified Party as a defendant or potential defendant and shall include with such notification copies of all correspondence or court papers relating to the Proceeding.

20.3.6 Right to Control Defense of Certain Proceedings. Without limiting Hyatt’s rights or Franchisee’s obligations under this Section 20.3, Hyatt (or its designee) has the right to defend and control the defense of any class action or other Proceeding involving both the Hotel and any other Hyatt All-Inclusive Resort or Hyatt-Affiliated Hotel, regardless of whether Hyatt or any of the other Hyatt Indemnified Parties are named defendants in that action. Franchisee shall promptly reimburse Hyatt for the Hotel’s proportionate share of all reasonable expenses that Hyatt incurs in connection with any Proceeding covered by this Section 20.3.6. Hyatt shall calculate those expenses equitably among the Hotel and all other Hyatt All-Inclusive Resorts and Hyatt-Affiliated Hotels involved in the action in any manner that Hyatt reasonably determines.

20.4 Hyatt’s Indemnification and Defense of Franchisee.

20.4.1 Indemnification. Hyatt agrees to indemnify and hold harmless Franchisee, its Affiliates, and its and their respective owners, officers, directors, agents, employees, representatives, successors, and assigns (the “Franchisee Indemnified Parties”) against, and to reimburse any one or more of the Franchisee Indemnified Parties for, any and all Losses (including defense costs and other Losses incurred in defending any Proceeding described in Section 20.3.2, if applicable) directly or indirectly arising out of, resulting from, or in connection with: (a) a final decision by a court of competent jurisdiction not subject to further appeal that Hyatt, its Affiliate, or any of their respective employees directly engaged in willful misconduct or gross negligence or intentionally caused the property damage or bodily injury that is the subject of the claim, so long as the claim is not asserted on the basis of theories of vicarious liability (including agency, apparent agency, or employment) or Hyatt’s failure to compel Franchisee to comply with this Agreement, which are claims for which the Franchisee Indemnified Parties are not entitled to indemnification under this Section 20.4; or (b) any infringement Proceeding disputing Franchisee’s authorized use of any Hyatt Proprietary Element (defined below) under this Agreement, provided that Franchisee has timely notified Hyatt of, and complies with Hyatt’s

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

directions in responding to, the Proceeding. A “Hyatt Proprietary Element” means any element of the Hotel System (including any Copyrighted Materials) which was developed or acquired by or licensed to Hyatt (or its Affiliate) for use with the Hotel System and in which Hyatt and its Affiliate own all intellectual property rights pursuant to Article 18.

20.4.2 Defense. Hyatt agrees to defend (at Hyatt’s expense) the Franchisee Indemnified Parties from and against any and all Proceedings described in Section 20.4.1(b). At Hyatt’s option, Hyatt and/or its Affiliate(s) may defend and control the defense of any other Proceeding arising from or relating to any Hyatt Proprietary Element or Franchisee’s use of any Hyatt Proprietary Element under this Agreement. Hyatt may agree to settlements and take any other remedial, corrective, or other actions with respect to any Proceeding described in this Section 20.4.2, provided that Hyatt will seek Franchisee’s advice and counsel, and keep Franchisee informed, with regard to any proposed or contemplated settlement.

20.4.3 Survival and Mitigation. The obligations under this Section 20.4 will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination. A Franchisee Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its Losses, in order to maintain and recover fully a claim against Hyatt under this Section 20.4. Hyatt agrees that a failure to pursue a recovery or mitigate a Loss will not reduce or alter the amounts that a Franchisee Indemnified Party may recover from Hyatt under this Section 20.4. Hyatt’s obligation to indemnify the Franchisee Indemnified Parties shall not be limited in any way by reason of any insurance that any Franchisee Indemnified Party maintains.

ARTICLE 21

NOTICES

21.1 Notice Requirements.

Any notice required under this Agreement to be given by either Party to the other Party shall be in writing in the English language. Any required notice shall be effective two business days after it is sent by a recognized international courier service to the address of the other Party stated in this Agreement, or such other address as shall be notified to the other Party in writing, and any receipt issued by the courier service shall be conclusive evidence of the fact and date of sending of any such notice.

21.2 Addresses.

Contact details of the Parties are as follows:

For Hyatt:

Hyatt Franchising Latin America

Hyatt Hotels Corporation

Hyatt Center – 12th Floor

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

71 South Wacker Drive

Chicago, Illinois 60606 U.S.A.

Attention: SVP Latin America Development

with a copy to:

Hyatt Hotels Corporation

Hyatt Center – 12th Floor

71 South Wacker Drive

Chicago, Illinois 60606 U.S.A.

Attention: Executive Vice President, General Counsel

For Franchisee:

c/o Playa Management USA LLC

Playa Hotels & Resorts

3950 University Drive, Suite 301

Fairfax, Virginia 22030 U.S.A.

Attention: General Counsel

or to such other address and to the attention of such persons as the Parties may designate by like notice hereunder.

ARTICLE 22

CHOICE OF LAW

All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.). Except to the extent governed by the Federal Arbitration Act or other federal law, this Agreement and all claims arising from the relationship between Hyatt (and/or any of its Affiliates) and Franchisee (and/or any of its Affiliates) under this Agreement will be governed by the laws of the State of Illinois (U.S.A.), without regard to its conflict of laws rules, except that any Illinois law or any other law regulating the offer or sale of franchises, business opportunities, or similar interests, or governing the relationship between a franchisor and a franchisee or any similar relationship, will not apply unless its jurisdictional requirements are met independently without reference to this Article 22.

ARTICLE 23

DISPUTE RESOLUTION

23.1 Dispute Resolution.

All disputes arising out of or in connection with this Agreement shall to the extent possible be settled amicably by negotiation between the Parties within fifteen (15) days from the date of written notice by either Party of the existence of such dispute, and, failing such amicable settlement, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“Rules”).

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

23.2 Arbitrators.

23.2.1 The arbitration panel shall consist of:

(a)	one arbitrator in the event the aggregate damages sought by the claimant are stated to be less than Five Hundred Thousand US Dollars (US$500,000), and the aggregate damages sought by the counter-claimant are stated to be less than Five Hundred Thousand US Dollars (US$500,000); or

(b)	three arbitrators in the event the aggregate damages sought by the claimant are stated to be equal to or exceed Five Hundred Thousand US Dollars (US$500,000), or the aggregate damages sought by the counterclaimant are stated to be equal to or exceed Five Hundred Thousand US Dollars (US$500,000).

23.2.2 Each arbitrator (a) shall have no fewer than ten (10) years’ experience in the international hotel business in the Region, (b) for all disputes other than those involving only whether a Competing Brand directly competes with any Hyatt All-Inclusive Resorts and/or whether a Position Downgrade has occurred, shall be licensed to practice law in the United States, and (c) shall not be a person, or an Affiliate of a person, who has any past, present or currently contemplated future business or personal relationship with either Franchisee, Hyatt or any of their respective Affiliates.

23.3 Place of Arbitration.

The place of arbitration shall be Chicago, Illinois (USA).

23.4 Language of Arbitration.

The language to be used in the arbitration shall be English.

23.5 Provisional Relief.

The arbitrator(s) shall have the power to grant any remedy or relief that they deem just and equitable, including injunctive relief, whether interim and/or final, and any provisional measures ordered by the arbitrator(s) may be specifically enforced by any court of competent jurisdiction. Each party hereto retains the right to seek interim measures from a judicial or other governmental authority, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

23.6 Consolidation.

An arbitral tribunal constituted under this Agreement may, unless consolidation would prejudice the rights of any Party, consolidate an arbitration hereunder with an arbitration under any of the Hyatt Agreements, if the arbitration proceedings raise common questions of law or fact. If two or more arbitral tribunals under these agreements issue consolidation orders, the order issued first shall prevail.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

23.7 Award.

23.7.1 The Parties agree that the award(s) shall be final and binding upon Hyatt and Franchisee and each Party’s parent company or companies (and all other Affiliates), principals, successors, and assigns. Each Party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal or collateral attack or to seek determination of a preliminary point of law by any court within the Country or elsewhere. Judgment on the award(s) may be entered in any court of competent jurisdiction, and the Parties waive any personal jurisdiction objections for the purpose of any enforcement proceedings under the 1958 United Nations Convention on the Recognition of Enforcement of Foreign Arbitral Awards. The arbitrator(s) may not award damages in excess of compensatory damages or otherwise in violation of the waiver in Section 24.11.

23.7.2 Any award(s) shall be payable in US Dollars.

23.7.3 In the event that monetary damages are awarded, the award(s) shall include interest from the date of default to the date of payment of the award in full. The arbitrator(s) shall fix an appropriate rate of interest, compounded annually, which in no event shall be lower than the prime commercial lending rate charged by Hyatt’s primary bank (as Hyatt may designate from time to time), to its most creditworthy commercial borrowers, averaged over the period from the date of the default to the date of the award.

23.8 Prevailing Party’s Expenses.

The prevailing Party in any arbitration arising out of or related to this Agreement shall be entitled to recover from the losing Party all reasonable fees, costs and expenses incurred by the prevailing Party in connection with such arbitration (including any actions to enforce any award(s) or any of the provisions of this Article 23). If a Party prevails on some, but not all, of its claims, such Party shall be entitled to recover an equitable amount of such fees, costs and expenses as determined by the arbitrator(s). All amounts recovered by the prevailing Party under this Section 23.9 shall be separate from, and in addition to, any other amount included in any award(s) rendered in favor of such Party pursuant to this Article 23.

23.9 Confidentiality.

Except as may be required by law, neither a Party nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration or amicable settlement under this Article 23 (collectively, “Dispute Information”) without the prior written consent of both Parties. Each Party shall ensure that the Dispute Information is not disclosed to the press or to any other third person or entity without the prior consent of the other Party. The Parties shall coordinate with one another on all public statements, whether written or oral and no matter how disseminated, regarding the Dispute Information.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

ARTICLE 24

MISCELLANEOUS

24.1 Entire Agreement.

This Agreement, together with any agreements to be executed and delivered pursuant to this Agreement and appendices hereto (including the PIP, if applicable, and the other Hyatt Agreements), constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings and writings between the Parties. Franchisee may not rely on any alleged oral or written understandings, agreements, or representations not contained in this Agreement. Any policies that Hyatt adopts and implements from time to time to guide Hyatt in its decision-making are subject to change, are not a part of this Agreement, and are not binding on Hyatt.

Each Party represents and warrants with respect to itself, and Hyatt represents and warrants on behalf of its Affiliates, that neither the execution of this Agreement and the other Hyatt Agreements nor the completion of the transactions contemplated hereby and thereby will (i) violate any provision of applicable law or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; (ii) will cause a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or (iii) except as may be provided herein or in any other of the Hyatt Agreements, require any filing, consent, vote or approval which has not been taken, or at the time when the transaction involved shall not have been given or taken. Each Party represents and warrants with respect to itself, and Hyatt represents and warrants on behalf of its Affiliates, that as of the date hereof it has the full company power and authority to enter into this Agreement and the other Hyatt Agreements and to perform its respective obligations under such agreements, and that such Party’s execution, delivery and performance of this Agreement and the other Hyatt Agreements have been duly authorized by all necessary action on the part of such Party.

24.2 Amendment.

Subject to Hyatt’s right periodically to modify the Manual, the Hotel System, System Standards, and the System Services and calculation of costs for those services, the provisions of this Agreement shall not be supplemented or amended except by an instrument in writing executed and delivered by both Parties.

24.3 Waiver.

Failure of either Party at any time to require the performance by the other Party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Hyatt and Franchisee will not waive or impair any right, power, or option this Agreement reserves (including Hyatt’s right to demand compliance with every term, condition, and covenant or to declare any breach to be a default and to terminate this Agreement before the Term expires) because of any custom or practice that varies from this Agreement’s terms; Hyatt’s or Franchisee’s failure, refusal, or neglect to exercise any right under this Agreement or

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

to insist upon the other’s compliance with this Agreement, including any System Standard; Hyatt’s waiver of or failure to exercise any right, power, or option, whether of the same, similar, or different nature, with other Hyatt All-Inclusive Resorts; the existence of franchise agreements for other Hyatt All-Inclusive Resorts that contain provisions differing from those contained in this Agreement; or Hyatt’s acceptance of any payments due from Franchisee after any breach of this Agreement (unless such payments are made within any applicable cure periods).

24.4 Binding Effect.

This Agreement shall inure to the benefit of and bind the permitted assignees, successors and representatives of the Parties, except that no assignment, transfer, pledge, mortgage or lease by or through either Party in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, mortgagee, pledgee, or lessee, as the case may be.

24.5 Severability.

If any provision of this Agreement shall be determined to be void, illegal, or unenforceable under the law, all other provisions of this Agreement shall continue in full force and effect. The Parties are, in this event, obligated to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal, or unenforceable provision. Franchisee agrees to be bound by any promise or covenant imposing the maximum duty the law permits that is subsumed within any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

24.6 Language and Counterparts.

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and a Party may enter into this Agreement by executing a counterpart. This Agreement is executed in the English language. Any reference to any English language legal term or concept (including for any action, remedy, method of judicial proceeding, document, legal status, statute court, official governmental authority or agency) shall, in respect of any jurisdiction other than the United States of America, be interpreted to mean the nearest and most appropriate analogous term to the English term in the legal language in that jurisdiction as the context reasonably requires so as to produce as nearly as possible the same effect in relation to that jurisdiction as would be the case in relation to the United States of America.

24.7 Rights of Third Parties.

Except as otherwise expressly provided herein or in the other Hyatt Agreements, if at all, a person who is not a party to this Agreement has no rights to enforce or enjoy the benefit of any term of this Agreement.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

24.8 The Exercise of Hyatt’s Judgment.

Subject to Section 2.5, Hyatt has the right from time to time to develop, operate, and change the Hotel System and System Standards in any manner not specifically prohibited by this Agreement. Whenever Hyatt has reserved in this Agreement a right to take or to withhold an action, or to grant or decline to grant Franchisee the right to take or omit an action, Hyatt may, except as otherwise specifically provided in this Agreement, make its decision or exercise its rights based on information readily available to it and its judgment of what is in the best interests of Hyatt and its Affiliates, the Hyatt All-Inclusive Resort network generally, or the Hotel System at the time its decision is made, without regard to whether Hyatt could have made other reasonable or even arguably preferable alternative decisions or whether its decision promotes Hyatt’s (or its Affiliates’) financial or other individual interest.

24.9 No Representation Regarding Forecasts.

In entering into this Agreement, Hyatt and Franchisee acknowledge that neither Franchisee nor Hyatt has made any representation to the other regarding forecasted earnings, the probability of future success or any other similar matter respecting the Hotel and that Hyatt and Franchisee understand that no guarantee is made to the other as to any amount of income to be received by Hyatt or Franchisee or as to the future financial success of the Hotel.

24.10 Franchisee’s Representations and Warranties.

Franchisee represents and warrants to Hyatt as of the Execution Date as follows:

24.10.1 Franchisee is an entity duly organized and in good standing in its jurisdiction of organization as set forth above in this Agreement.

24.10.2 There are no legal proceedings pending, or, to Franchisee’s actual knowledge, threatened, against Franchisee that might result in any inability of Franchisee to perform its obligations pursuant to this Agreement and the other Hyatt Agreements. In addition, Franchisee’s evaluating the transaction contemplated under this Agreement, as well as signing of and performance under this Agreement, does not result in any breach or event of default (with or without notice or lapse of time or both) under, or require the consent of any third party under, any existing or terminated agreement to which Franchisee or any of its Affiliates is bound.

24.10.3 Franchisee has engaged no broker, agency or finder in connection with this transaction.

24.10.4 To Franchisee’s knowledge (i) no hazardous or toxic materials, substances or wastes are or have been manufactured, generated, processed, used, handled, stored, disposed, released or discharged at, on, in, over, under or from the Hotel, the Site or the real property adjacent to the Site, (ii) there are no soil, water, air, mineral, chemical or environmental conditions or contamination at, on, in, over, under or from the Hotel, the Site or the real property adjacent to the Site that does, or with the passage of time will, require any remediation, abatement, removal, clean up, monitoring or other corrective action, or notice or reporting to any governmental

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

authority or employees or patrons of the Hotel, pose any threat to the health and safety of the employees or patrons of the Hotel or the environmental or natural resources in general, or otherwise require, based on applicable law or regulations or standards of prudent ownership, any remediation, abatement, removal, clean up, monitoring or other corrective action, (iii) there exists no identifiable threat of the contamination of the Site by release of hazardous or toxic materials, substances or wastes or otherwise from existing sources adjacent to the Site, and (iv) there are no underground storage tanks at the Site.

24.10.5 If Site is leased, the lease in respect of the Site is in full force and effect and has not been modified or amended, and there is no default under the terms of the lease and, to the best of Franchisee’s knowledge, no event has occurred, which, with the passage of time, the giving of notice or both, would cause Franchisee to be in default under the lease. A true and complete copy of the lease has been delivered to Hyatt.

24.11 Waiver of Non-compensatory Damages.

Except for indemnification for claims of third parties involving punitive or exemplary damages pursuant to Sections 20.3 and 20.4, the other Hyatt Agreements, or at law or in equity, in any action or proceeding between the Parties (including any arbitration proceeding pursuant to Article 23) arising under or with respect to this Agreement or the other Hyatt Agreements or in any manner pertaining to the Hotel or to the relationship of the Parties under this Agreement or the other Hyatt Agreements, each Party hereby unconditionally and irrevocably waives and releases any right, power or privilege either may have to claim or receive from the other Party any punitive or exemplary damages, each Party acknowledging and agreeing that the remedies herein provided and other remedies at law or in equity will in all circumstances be adequate. Both Parties acknowledge that they are experienced in negotiating agreements of this sort, and have had the advice of counsel in connection with, and fully understand the nature of, the waiver contained in this Section 24.11.

24.12 Further Instruments.

Subject to Hyatt’s prior approval (which will not be unreasonably withheld) and reasonable direction, Franchisee shall register this Agreement and the other Hyatt Agreements, as required, and shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action, including obtaining any government approval, necessary to make this Agreement and the other Hyatt Agreements fully and legally effective, binding, and enforceable as between the Parties. Any fees or expenses incurred in connection therewith shall be borne by Franchisee.

24.13 Non-Derogation of Other Agreements.

Hyatt (or its Affiliates) and Playa (or its Affiliates) are parties to that certain Hyatt Subscription Agreement and that certain Investors Agreement (collectively, “Other Agreements”). Nothing in this Agreement or any other agreements entered into in connection with this Agreement (including the Hyatt Agreements) shall limit or otherwise affect the relevant

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

parties’ rights and obligations under the Other Agreements, and in the case of any conflict between this Agreement or any other agreements entered into in connection with this Agreement (including the Hyatt Agreements), on the one hand, and the Other Agreement, on the other hand, the Other Agreements shall control.

24.14 Sovereign Immunity.

Franchisee irrevocably waives any rights or privilege it may have in any proceeding before any court or tribunal in any jurisdiction by virtue of any status as a sovereign or an agency or Affiliate of a governmental authority of any jurisdiction.

24.15 Corrupt Practices.

(a)	Neither Party, nor any person acting for or on behalf of such Party, shall make, and each Party acknowledges that the other Party will not make, any expenditure for any unlawful purposes (i.e. unlawful under the laws or regulations of the United States, the European Union, Spain or the Country) in the performance of its obligations under this Agreement or in connection with its activities in relation thereto. Neither Party, nor any person acting for or on behalf of such Party, shall, and each Party acknowledges that the other Party will not, bribe or offer to bribe any government official, any political party or official thereof, or any candidate for political office, for the purpose of influencing any action or decision of such person in their official capacity or any governmental authority of any jurisdiction. Notwithstanding the foregoing, it shall not be a violation of this Section 24.15(a) if (i) the conduct at issue is not a violation of the Investors Agreement (or the policies referred to in Schedule 9 thereof), or (ii) at the time of the occurrence of such conduct, either (x) Hyatt (or any of its Affiliates) has the power to control or direct the day to day operations, management, marketing or strategic planning of Franchisee pursuant to the Investors Agreement or (y) Hyatt (or any of its Affiliates) has the power to appoint two or more members of the Investment Committee (as defined in the Investors Agreement).

(b)

Subject to Section 19.9, Franchisee represents and warrants to Hyatt that as of the Execution Date, and covenants throughout the Term, that Franchisee, its directors, officers, senior management, and Owners are not (and will not be), and are not (and will not be) owned or controlled by, or acting on behalf of, any Restricted Persons. Franchisee shall notify Hyatt in writing immediately upon its learning of the occurrence of any such event which would render the foregoing representation, warranty and covenant incorrect. Franchisee acknowledges and agrees that should any event occur which would cause Franchisee to be in breach of the foregoing representation, warranty and covenant, notwithstanding any contrary provision of this Agreement (except Section 19.9), Hyatt shall have the right to terminate this Agreement immediately upon written notice to Franchisee. Notwithstanding the foregoing, any event specific to Playa (but not any of Playa’s Owners) shall not be a violation of this Section 24.15(b) if (i) the conduct at issue

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

is not a violation of the Investors Agreement (or the policies referred to in Schedule 9 thereof), or (ii) at the time of the occurrence of such conduct, either (x) Hyatt (or any of its Affiliates) has the power to control or direct the day to day operations, management, marketing or strategic planning of Franchisee pursuant to the Investors Agreement or (y) Hyatt (or any of its Affiliates) has the power to appoint two or more members of the Investment Committee (as defined in the Investors Agreement).

24.16 Interest on Overdue Sums.

Any sums not paid to Hyatt or its Affiliates as and when due under this Agreement or the other Hyatt Agreements shall bear interest at the rate of (a) one and one-half percent (1.5%) per month or (b) the maximum rate allowed by law, whichever shall be less, from the date when such sum shall become due to the date of actual payment, compounded monthly. Hyatt may debit Franchisee’s bank account automatically via EFT for the late fee and interest. Franchisee acknowledges that this Section is not Hyatt’s agreement to accept any payments after they are due or Hyatt’s commitment to extend credit to, or otherwise finance Franchisee’s operation of, the Hotel.

24.17 Mexican Specific Provisions.

For purposes of complying with Article 142-Bis of the Industrial Property Law of Mexico (Ley de la Propiedad Industrial), this Section 24.17 is hereby made a part of this Agreement. To the extent that any terms or conditions of this Agreement conflict with the terms or conditions of this Section 24.17, such other terms or conditions shall control. In addition, the provisions contained in this Section 24.17 are not intended and do not grant Franchisee any additional right or remedy from those expressly granted to Franchisee in other provisions of this Agreement.

24.17.1 The geographical zone in which Franchisee will perform the activities which constitute the subject matter of this Agreement is the one described and defined as the Site.

24.17.2 The ideal site from which Franchisee will perform the activities resulting from this Agreement will be the Site (which statement shall not be construed as a representation by Franchisee), and the Hotel will have the minimum infrastructure and design specifications as set forth in Sections 2 and 3 of this Agreement, amongst others, and in the Manual.

24.17.3 The policies with respect to inventory, suppliers, marketing and advertising are set forth in Sections 7 and 8 of this Agreement, amongst others, and as further established in the Manual.

24.17.4 The policies and procedures and terms in relation to financing, payments and reimbursements are set forth in Sections 3 and 6 of this Agreement, amongst others, and as further established in the Manual. Hyatt does not provide any financing to Franchisee.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

24.17.5 Hyatt does not have any policies or procedures pursuant to which Hyatt governs the profit margin or commissions earned by Franchisee. Franchisee’s ability to earn commissions or generate a profit margin will be determined by the manner in which Franchisee operates the Hotel and the prevailing market forces where the Hotel is located.

24.17.6 The technical and operational training specifications for Franchisee and its personnel and the method whereby Hyatt and/or one or more of its Affiliates will provide technical assistance are set forth in Section 5 of this Agreement, amongst others, and in the Manual.

24.17.7 The criteria, methods and procedures for supervision, information, evaluation and rating performance and quality of Hyatt’s and Franchisee’s services shall be as follows: (a) Hyatt’s rights with respect to the supervision, information, evaluation and rating performance and quality of Franchisee’s services are provided for in Sections 5 and 7 of this Agreement, amongst others, and in the Manual; and (b) Franchisee may, but is not obligated to, perform an information evaluation of the services provided by Hyatt under this Agreement within fifteen (15) days following each anniversary of the date of this Agreement. The results of such evaluation shall be for informational purposes only and may be used by Hyatt in its discretion, to assist in improving its franchise system generally and/or its working relationship with Franchisee. Hyatt will not be obligated to respond or react to the information received from Franchisee. The results of such evaluation will not constitute, nor will they be deemed to constitute, evidence of a breach by Hyatt of any of its obligations under this Agreement, nor will they entitle Franchisee to terminate or rescind this Agreement for any reason.

24.17.8 Franchisee will not be entitled to subfranchise the right to use the Hotel System and the Proprietary Marks.

24.17.9 Each party acknowledges that the causes set forth in Section 14 and elsewhere in this Agreement shall be good and just causes for termination, rescission or cancellation of this Agreement.

24.17.10 This Agreement may only be reviewed and/or amended in accordance with Sections 19.9.2 and 24.2.

24.17.11 Franchisee will not be obligated to sell the Hotel’s assets to Hyatt unless otherwise agreed in writing by the parties.

24.17.12 Franchisee will not be obligated to sell or transfer its company shares of stock to Hyatt or to make Hyatt a partner in Franchisee’s company unless otherwise agreed in writing by the parties.

[signature page to follow]

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amended and Restated Franchise Agreement as of the Amendment Date, which is effective from the Execution Date.

FRANCHISEE:		FRANCHISOR:

HYATT FRANCHISING LATIN AMERICA, L.L.C

By:		By:
	Name:		Name:
	Title:		Title:

Date:		Date:

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

EXHIBIT A

THE SITE, HOTEL, AREA OF PROTECTION AND

APPLICATION FEE

Site:

Licensed Brand (check one):

Number of Approved Guest Rooms:

Pursuant to Section 7.2.1, Hyatt hereby approves Franchisee’s initial Management Arrangement with an Affiliate of Playa as the initial Management Company.

The “Area of Protection” is defined as:                     . The Area of Protection is depicted on the map attached below. However, if there is an inconsistency between the language in this Exhibit A and the attached map, the language in this Exhibit A shall control.

[Map appears on the next page]

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

A-1

FRANCHISEE:		FRANCHISOR:

HYATT FRANCHISING LATIN AMERICA, L.L.C.

By:		By:
	Name:		Name:
	Title:		Title:

Date:		Date:

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

A-2

EXHIBIT B

PROPERTY IMPROVEMENT PLAN (“PIP”)

(if applicable)

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

B-1

GUARANTY AND ASSUMPTION OF OBLIGATIONS

THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS (“Guaranty”) is given this 9th day of August, 2013, by PLAYA HOTELS & RESORTS B.V.

In consideration of, and as an inducement to, the execution of that certain Franchise Agreement, Reservations Agreement, Chain Marketing Services Agreement, Gold Passport Agreement, Trademark License Agreement and, if applicable, Technical Services Agreement (the “Agreements”) on this date by Hyatt Franchising Latin America, L.L.C. and its affiliates (as applicable) (collectively and individually, “Hyatt”) and                     , each of the undersigned personally and unconditionally (a) guarantees to Hyatt and its successors and assigns, for the term of the Agreements (including extensions) and afterward as provided in the Agreements, that                      (“Franchisee”) will punctually pay and perform each and every undertaking, agreement, and covenant set forth in the Agreements (including any amendments or modifications of the Agreements) and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreements (including, without limitation, any amendments or modifications of the Agreements), both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including the confidentiality, transfer, and arbitration requirements. Without limiting the generality of the foregoing, each of the undersigned (each a “Guarantor”) specifically acknowledges and agrees that Articles 22 (Choice of Law) and 23 (Dispute Resolution) of the Franchise Agreement are incorporated into this Guaranty by reference, and shall be applied mutatis mutandis to this Guaranty (with all references to “Franchisee” being changed to “Guarantor”).

Each of the undersigned acknowledges that he, she or it is either an owner (whether direct or indirect) of Franchisee or otherwise has a direct or indirect relationship with Franchisee or its affiliates, that he, she or it will benefit significantly from Hyatt’s entering into the Agreements with Franchisee, and that Hyatt will not enter into the Agreements unless the each of the undersigned agrees to sign and comply with the terms of this Guaranty.

Each of the undersigned consents and agrees that: (1) his, her or its direct and immediate liability under this Guaranty will be joint and several, both with Franchisee and among other guarantors; (2) he, she or it will render any payment or performance required under the Agreements upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon Hyatt’s pursuit of any remedies against Franchisee or any other person; (4) this liability will not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence that Hyatt may from time to time grant to Franchisee or any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims (including the release of other guarantors), none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during and after the term of the Agreements (including extensions) for so long as any performance is or might be owed under the Agreements by Franchisee or any of its guarantors and for so long as Hyatt has any cause of action against Franchisee or any of its guarantors; and (5) this Guaranty will continue in full force and effect for (and as to) any extension or modification of the Agreements and despite the transfer of any direct or indirect interest in the Agreements or Franchisee, and each of the undersigned waives notice of any and all renewals, extensions, modifications, amendments, or transfers.

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

Each of the undersigned waives: (i) all rights to payments and claims for reimbursement or subrogation that any of the undersigned may have against Franchisee arising as a result of the undersigned’s execution of and performance under this Guaranty until Hyatt is paid in full; and (ii) acceptance and notice of acceptance by Hyatt of his, her or its undertakings under this Guaranty, notice of demand for payment of any indebtedness or non-performance of any obligations hereby guaranteed, protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed, and any other notices to which he, she or it may be entitled. The undersigned expressly acknowledge that the obligations hereunder survive the expiration or termination of the Agreements to the extent Franchisee’s obligations thereunder also survive.

If Hyatt is required to enforce this Guaranty in a judicial or arbitration proceeding and prevails in such proceeding, Hyatt shall be entitled to reimbursement of Hyatt’s costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’, and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. If Hyatt is required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned shall reimburse Hyatt for any of the above-listed costs and expenses Hyatt incurs even if Hyatt does not commence a judicial or arbitration proceeding.

[Signature Page to Follow]

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.

IN WITNESS WHEREOF, each of the undersigned has affixed his, her or its signature on the same day and year as the Agreements was executed.

PLAYA HOTELS & RESORTS B.V.

By:
Name:
Title:

Date:

© 2014 Hyatt Franchising Latin America, L.L.C. All rights reserved.

This document is confidential and proprietary to Hyatt Franchising Latin America, L.L.C. and may not be copied, in whole or in part, without its express written permission.